As filed with the Securities and Exchange Commission on March 26, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PURPLE INNOVATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-4078206
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

123 East 200 North

Alpine, Utah 84004

(801) 756-2600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Casey McGarvey

Chief Legal Officer

Purple Innovation, Inc.

123 East 200 North

Alpine, Utah 84004

(801) 756-2600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Nolan S. Taylor

Michael R. Newton

Dorsey & Whitney LLP

111 S. Main Street, 21st Floor

Salt Lake City, Utah 84111

(801) 933-7360

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Smaller reporting company ☒

Accelerated Filer ☐	Emerging growth company ☒

Non-accelerated filer ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(4)	Proposed Maximum Offering Price Per Share(5)	Proposed Maximum Aggregate Offering Price(5)	Amount of Registration Fee(6)
Class A Common Stock, par value $0.0001 per share (1)	2,613,240	$5.1150	$13,366,722.60	$1,620.05
Warrants to purchase shares of Class A Common Stock (2)	2,613,240	—	—	—
Class A Common Stock issuable upon exercise of Resold Warrants (3)	2,613,240	$5.1150	$13,366,722.60	$1,620.05
TOTAL			$26,733,445.20	$3,240.10

(1)	Registered for resale by the Selling Stockholders named in this registration statement. Includes 2,613,240 shares of Class A Common Stock issuable upon the exercise of the Warrants.
(2)	The Warrants, each of which is exercisable to purchase one share of Class A Common Stock, were initially issued to the Selling Warrantholders or their assignees named in this registration statement and are registered for resale. Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Class A Common Stock issuable upon exercise of the Warrants.
(3)	Includes 2,613,240 shares of Class A Common Stock issuable upon exercise by third parties of the Warrants after the Warrants have been resold pursuant to this registration statement (such Warrants after resale, the “Resold Warrants”).
(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(5)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $5.1150, which is the average of the high and low prices of the Class A Common Stock on March 25, 2019, on the NASDAQ Capital Market.
(6)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001212.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED March 26, 2019

PROSPECTUS

PURPLE INNOVATION, INC.

2,613,240 Shares of Class A Common Stock

2,613,240 Warrants to Purchase Shares of Class A Common Stock

2,613,240 Shares of Class A Common Stock Issuable upon Exercise of Resold Warrants

This prospectus relates to the resale of 2,613,240 warrants (the “Warrants”) to purchase shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) by the selling warrantholders (the “Selling Warrantholders”) named in this prospectus or their permitted transferees. The Warrants were issued in connection with the closing (the “Closing”) of the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) dated February 26, 2019 by and among Purple Innovation, LLC, our operating subsidiary, Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell”), Coliseum Co-Invest Debt Fund, L.P. (“CDF” and together with CCP and Blackwell, the “Lenders”) and Delaware Trust Company. As a condition to the Closing, the Company agreed to issue the Warrants to CCP and Blackwell. Each Warrant entitles the holder to purchase one share of our Class A Common Stock at an exercise price of $5.74 per share, subject to adjustment as discussed below. We will receive the proceeds from the exercise of the Warrants, but not from the sale of the underlying Class A Common Stock.

This prospectus also relates to the resale of 2,613,240 shares of Class A Common Stock issuable upon the exercise of the Warrants by the selling stockholders (the “Selling Stockholders” and, together with the Selling Warrantholders, the “Selling Securityholders”) named in this prospectus.

This prospectus also relates to the issuance by us of 2,613,240 shares of our Class A Common Stock upon the exercise by third parties of Warrants that have been resold by the Selling Warrantholders to third parties under this prospectus (the “Resold Warrants”). Each Warrant entitles the holder to purchase one share of our Class A Common Stock at an exercise price of $5.74 per share, subject to adjustment as discussed below.

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders or from the sale of Warrants by the Selling Warrantholders pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants. However, we will pay the expenses associated with the sale of shares and warrants pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Class A Common Stock or that the Selling Warrantholders will offer or sell any of the Warrants. The Selling Stockholders and the Selling Warrantholders may sell the shares of Class A Common Stock and the Warrants, respectively, covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders and the Selling Warrantholders may sell the shares of Class A Common Stock and the Warrants in the section entitled “Plan of Distribution.”

Our Class A Common Stock is traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PRPL”. On March 25, 2019, the last reported sales price of the Class A Common Stock was $5.13 per share.

There is no established public trading market for the Warrants or the Resold Warrants. We do not intend to apply for listing of the Warrants or the Resold Warrants on any securities exchange or recognized trading system.

An investment in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus, page 9 of our Annual Report on Form 10-K for the year ended December 31, 2018, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and are subject to reduced public company reporting requirements. See “Risk Factors – We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our Class A Common Stock less attractive to investors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

We will not receive any proceeds from the sale of shares of Class A Common Stock or the sale of Warrants pursuant to this prospectus. We will receive proceeds from the exercise of the Resold Warrants. However, we will pay the expenses associated with the sale of shares and warrants pursuant to this prospectus. To the extent appropriate, the Selling Stockholders and the Selling Warrantholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Purple,” “Company,” “we,” “us” and “our” refer to Purple Innovation, Inc. (formerly known as Global Partner Acquisition Corp.), a Delaware corporation. References in this prospectus to the “Business Combination” refer to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 2, 2017 (as amended, the “Merger Agreement”), which transactions were consummated on February 2, 2018.

ii

SUMMARY

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our Class A Common Stock or the Warrants, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”

The Company

 We are a leading comfort innovation company with a vision to design and manufacture consumer products to improve how people live. We offer a range of mattress, bedding and cushioning products. Our products are the result of over 20 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our Hyper-Elastic Polymer® technology underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We sell our products through a direct-to-consumer (“DTC”) distribution model as well as through wholesale partners.

The foundation of our business is core competencies in design, development and manufacturing, with decades of accumulated knowledge that enables us to create all aspects of our innovative products, including the fundamental comfort technologies as well as the machines and processes necessary to bring them to market. We have vertically integrated our operations to include research and development, marketing and manufacturing, resulting in an ability to rapidly test, learn, adapt and scale our product offerings. In order to solve complex manufacturing challenges such as large-format Hyper-Elastic Polymer® molding (required to make our mattresses), we designed and produced our own manufacturing equipment including our proprietary and patented Mattress Max™ machinery. Our combination of patents and intellectual property, proprietary and patented manufacturing equipment, production processes and decades of acquired knowledge create an advantage over our competitors who rely on commoditized technologies and outsourced manufacturing.

We have not only developed transformative products and technologies, but also a brand that has high customer engagement and avid online advocates. We have an experienced digital marketing team that has generated digital marketing content that enables efficient customer acquisition and builds brand affinity. Our digital marketing strategy enables us to market our full product suite to customers and drive frequent interactions online.

We have been able to capitalize on the DTC macro trend that is transforming the bedding industry. In addition to our DTC channel, we have developed multiple wholesale relationships with established vendors such as Mattress Firm, Macy’s, Bed Bath & Beyond, Furniture Row and Samsclub.com. We believe that our distinctly differentiated products, marketing strategies, manufacturing capabilities, unique branding and proprietary technologies position us to continue to drive Purple’s growth in comfort products. During the year ended December 31, 2018, our DTC sales channel accounted for 85% of our revenue and wholesale accounted for 15% of revenue, while sales of mattresses accounted for 83% of our revenue and other products accounted for 17%. As of December 31, 2018, we had a backlog of approximately $7.5 million.

On February 2, 2018 (the “Closing”), we completed a series of transactions pursuant to the Merger Agreement (the “Business Combination”) pursuant to which we acquired a controlling interest in Purple Innovation, LLC (“Purple LLC”). Pursuant to the Business Combination, Purple LLC became our subsidiary and the owners of Purple LLC, including InnoHold, LLC (“InnoHold”), acquired a significant interest of our common stock through its ownership of our Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock the “Common Stock”). In addition, InnoHold holds a significant interest in Purple LLC through its ownership of Class B Units in Purple LLC.

Executive Offices

Our executive offices are located at 123 East 200 North, Alpine, Utah 84004. Our telephone number is (801) 756-2600. Our website is located at www.purple.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

The Offering

We are registering (i) the resale by the Selling Securityholders named in this prospectus or their permitted transferees of 2,613,240 Warrants and 2,613,240 shares of Class A Common Stock issuable upon the exercise of the Warrants and (ii) the offer and sale by us of 2,613,240 shares of Class A Common Stock upon the exercise by third parties of Resold Warrants.

Resale of Class A Common Stock and Warrants by Selling Securityholders

Shares of Class A Common Stock offered by the Selling Stockholders	2,613,240 shares.

Warrants offered by the Selling Warrantholders	2,613,240 warrants.

Shares of Class A Common Stock outstanding prior to this Offering	9,730,636 shares.

Shares of Class A Common Stock outstanding after this Offering assuming exercise of all of the Warrants (does not include the exercise of 28,340,000 outstanding warrants not included in the Warrants)	12,343,876 shares, which assumes the exercise of all of the Warrants.

Use of proceeds	All of the shares of Class A Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Terms of Warrants	Each Warrant entitles the holder to purchase one share of our Class A Common Stock at an exercise price of $5.74 per share, subject to adjustment, at any time commencing on February 26, 2019, which is the date the Warrants were originally issued. The Warrants will expire at 5:00 p.m., New York time, on February 26, 2024 or earlier upon redemption or liquidation.

We will receive up to an aggregate of approximately $15 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

Trading Market and Ticker Symbol for Class A Common Stock	Our shares of Class A Common Stock are currently listed on NASDAQ under the symbols “PRPL.”

Trading Market and Ticker Symbol for the Warrants	There is no established public trading market for the Warrants. We do not intend to apply for listing of the Warrants on any securities exchange or recognized trading system.

Issuance of Class A Common Stock Underlying Resold Warrants

Shares issuable upon exercise of Resold Warrants	2,613,240 shares.

Shares of Class A Common Stock outstanding prior to exercise of Resold Warrants	9,730,636 shares.

Shares of Class A Common Stock outstanding assuming exercise of all of the Resold Warrants (does not include the exercise of 28,340,000 outstanding warrants not included in the Resold Warrants)	12,343,876 shares.

Terms of Resold Warrants	Each Resold Warrant entitles the holder to purchase one share of our Class A Common Stock at an exercise price of $5.74 per share, subject to adjustment, at any time commencing on February 26, 2019, which is the date the Resold Warrants were originally issued. The Resold Warrants will expire at 5:00 p.m., New York time, on February 26, 2024 or earlier upon redemption or liquidation.

Use of Proceeds	We will receive up to an aggregate of approximately $15 million from the exercise of the Resold Warrants, assuming the exercise in full of all of the Resold Warrants for cash. We expect to use the net proceeds from the exercise of the Resold Warrants for general corporate purposes.

Trading Market and Ticker Symbol for Class A Common Stock	Our shares of Class A Common Stock are currently listed on NASDAQ under the symbols “PRPL.”

Trading Market and Ticker Symbol for Resold Warrants	There is no established public trading market for the Resold Warrants, and we do not expect trading markets to develop. In addition, we do not intend to apply for listing of the Resold Warrants on any securities exchange or recognized trading system.

Risk Factors

Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 4.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should consider carefully the risks described below, those beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2018, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus, and any applicable prospectus supplement, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities.

Risks Related to the Offering

Future sales of our Common Stock may depress our share price.

As of March 25, 2019, we had 9,730,636 shares of our Class A Common Stock and 44,071,318 shares of our Class B Common Stock outstanding. Sales of a number of shares of Common Stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, or the expectation of such sales or exercises, could cause the market price of our Common Stock to decline. We may also sell additional shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our Common Stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 300 million shares of our Common Stock, including 210 million shares of Class A Common Stock and 90 million shares of Class B Common Stock, and up to five million shares of undesignated preferred stock, par value $0.0001 per share. To raise additional capital, we may in the future sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our Common Stock as to distributions and in liquidation, which could negatively affect the value of our Common Stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured notes, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt would receive distributions of our available assets before distributions to holders of our Common Stock, and holders of preferred securities would receive distributions of our available assets before distributions to the holders of our Common Stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Our management will have broad discretion over the use of the proceeds received from the exercise of the Warrants, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Other than amounts required to be paid to certain lenders, our management will have broad discretion as to the use of the proceeds from the exercise of the Warrants, if any, and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Your interest in our Company may be diluted as a result of this offering.

The shares issuable upon the exercise of the Warrants will dilute the ownership interest of other stockholders and holders of Warrants who have not exercised their Warrants.

This offering may cause the trading price of our Common Stock to decrease.

The number of shares of Class A Common Stock underlying the Warrants may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Warrants will have on the market price of our Common Stock from time to time.

Holders of the Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our Class A Common Stock.

Until holders of Warrants acquire shares of our Class A Common Stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to the shares of our Class A Common Stock underlying such Warrants. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the Warrants.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or recognized trading system.

The market price of our Common Stock may never exceed the exercise price of the Warrants issued in connection with this offering.

The Warrants being issued in connection with this offering became exercisable upon issuance and will expire five years from the date of issuance. The market price of our Common Stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The exclusive jurisdiction and choice of law clauses set forth in the Warrants may have the effect of limiting a warrantholder’s rights to bring legal action against us and could limit a warrantholder’s ability to obtain a favorable judicial forum for disputes with us.

The Warrants provide exclusive jurisdiction to courts of the State of New York or the United States District Court for the Southern District of New York. Disputes arising under the Warrants are governed by New York law. These provisions may have the effect of limiting the ability of warrantholders to bring a legal claim against us due to geographic limitations and may limit a warrantholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Risks Related to Our Business

We may experience significant fluctuations in our operating results and growth rate, which could adversely affect our performance and financial results.

Our revenue growth may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depend on the continued growth of demand for our products, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer confidence or preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth.

In addition, we rely on estimates and forecasts of our expenses and revenues to inform our business strategies, and our past estimates and forecasts have not been accurate. The rapidly evolving nature of the direct-to-consumer mattress industry and our business make forecasting operating results difficult. If we fail to accurately forecast our expenses and revenues, our business, prospects, financial condition and results of operations may suffer, and the value of our business may decline. If our estimates and forecasts prove incorrect, we may not be able to adjust our operations quickly enough to respond to lower than expected sales or higher than expected expenses.

Our sales and operating results will also fluctuate for many other reasons, including due to risks described elsewhere in this section and the following:

●	our ability to attract new customers and the cost of acquiring new customers;

●	our ability and the time required to develop new Mattress Max machines, develop new production lines, scale production capacity and appropriately train staff;

●	the success of our wholesale expansion efforts;

●	our ability to have enough production capacity to meet customer demand;

●	our ability to effectively manage increasing sales and marketing expenses;

●	our access to sufficient capital resources and liquidity to fund the growth of our business;

●	competition from the sublicensees of intellectual property licensed back to EdiZONE, LLC;

●	our ability to offer products on favorable terms, manage inventory, fulfill orders and manage product returns;

●	the introduction of competitive products, services, price decreases, or improvements;

●	timing, effectiveness, and costs of expansion and upgrades of our systems and infrastructure;

●	the success of our geographic and product line expansions, including but not limited to power requirements, labor needs, and ease of product distribution;

●	the success of hiring and expeditiously training engaged labor locally and worldwide;

●	our ability to secure and retain superior global partners for specialized delivery services;

●	the extent to which we use debt or equity financing, and the terms of any such financing for, our current operations and future growth;

●	the outcomes of legal proceedings, claims, or governmental investigations or rulings, which may include significant monetary damages or injunctive relief and could have a material adverse impact on our operating results;

●	the enforceability and validity of our intellectual property rights;

●	our ability to accommodate variations in the mix of products we sell;

●	variations in our level of product returns, as well as our methods of collecting product returns or exchanges;

●	the extent to which we offer free shipping;

●	the extent to which we invest in technology and content, manufacturing, fulfillment, and other expense categories;

●	increases in the prices of materials used in the manufacturing of our products or the costs to produce our products, including but not limited to new or unanticipated tariffs;

●	our ability to anticipate and prepare for disruptions to manufacturing;

●	the extent to which operators of the networks between our customers and our websites successfully charge fees to grant our customers unimpaired and unconstrained access to our online services;

●	our ability to collect amounts owed to us when they become due;

●	the extent to which our internal network or website is affected by denial of service attacks, malicious unauthorized access, outages, and similar events; and

●	the extent to which our internal network is affected by spyware, viruses, phishing and other spam emails, intrusions, data theft, downtime, and similar events.

We have a short operating history in an evolving industry and, as a result, our past results may not be indicative of future operating performance.

We are a rapidly growing business with a short operating history. Our relatively short operating history makes it difficult to assess our future performance. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of our limited resources, market acceptance of our products and services and future products and services, competition from new and established companies, including those with greater financial and technical resources, enhancing our products and services and developing new products and services.

For the years ended December 31, 2018 and 2017, we incurred losses of $19.6 million and $8.8 million and had negative working capital of $0.9 million and $18.3 million, respectively. We experienced negative operating cash flow of $21.7 million for the year ended December 31, 2018 and as of December 31, 2018 our accumulated deficit was $4.3 million. We need positive cash flow from operations and additional capital to execute our business plan and growth initiatives. If we are unable to satisfy our liquidity and capital resource requirements our business could become adversely affected.

You should consider our business and prospects in light of the risks and difficulties we may encounter, as described above and elsewhere in this “Risk Factors” section. If we fail to address the risks and difficulties that we face, our business and operating results will be adversely affected.

The growth of our business places significant strain on our resources and if we are unable to manage our growth we may not have profitable operations or sufficient capital resources.

We are rapidly and significantly expanding our operations, including increasing our product offerings and scaling our infrastructure to support expansion of our manufacturing capacity and our wholesale channel expansion. Our planned growth includes increasing our manufacturing capacity, developing and introducing new products and developing new and broader distribution channels, including wholesale, and extending our global reach to other countries in the long-term. This expansion increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions.

Our continued success depends, in part, upon our ability to manage and expand our operations and facilities and production capacity in the face of continued growth. The growth in our operations has placed, and may continue to place, significant demands on our management and operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and fulfillment capabilities suffer which could adversely affect our operating results. Our revenue growth may not be sustainable, and our percentage growth rates may decrease. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain all of our employees. In addition, we may be forced to restructure our obligations to creditors or pursue work-out options.

To manage our growth effectively, we will need to continue to implement operational, financial and management controls and reporting systems and procedures and improve the systems and procedures that are currently in place. There is no assurance that we will be able to fulfill our staffing requirements for our business, successfully train and assimilate new employees, or expand our management base and enhance our operating and financial systems. Failure to achieve any of these goals will prevent us from managing our growth in an effective manner and could have a material adverse effect on our business, financial condition or results of operations. In addition, our revenue and operating profit growth depends on the continued growth of demand for the products offered by us, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth. Further, we may not be able to accurately forecast our growth rate. We base our expense levels and investment plans on sales estimates. A significant portion of our expenses and investments is fixed, and we may not be able to adjust our spending quickly enough if our sales are less than expected.

When recently rolling out our new mattress lines through our direct-to-consumer sales channel, we identified a need for internal controls to avoid delays in the timely delivery of our new mattress products and to improve the customer’s experience. Also, we have been experiencing rapid growth in our employee base, and the need to implement controls and procedures for improving employee training and retention. Competition for employees where our production facilities are located also has increased the costs for employee retention. We are seeking to implement improved controls and procedures in an environment of continuous change and our use of resources may not be as effective as intended or we may need to apply additional resources than expected to make these changes to improve our employee retention and effectiveness and the quality of our products and services over time. If we are unable to make continuous improvement, resulting in reduction of operation expenses and improvement of our products and services, our business could continue to be adversely affected.

We will need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

In connection with the development and expansion of our business, we expect to incur significant capital and operational expenses. We believe that we can increase our sales and net income by implementing a growth strategy that focuses on (i) increasing our manufacturing capacity, (ii) increasing our direct-to-consumer sales; (iii) expanding our wholesale distribution channel, particularly for our mattress products; (iv) expanding our global sales; and (v) engaging global partners to improve distribution efficiencies and cost savings.

We believe that our cash flow from operations, together with other available sources of liquidity, including the additional cash we received on February 26, 2019 and may have access to under the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), by and among Purple LLC, Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC-Series A (“Blackwell”), Coliseum Co-Invest Debt Fund, L.P. (“CDF” and, together with CCP and Blackwell, the “Lenders”), will be sufficient to fund anticipated operating expenses, growth initiatives and our other anticipated liquidity needs for the next twelve months, based on our current operating conditions. Our ability to obtain other capital resources and sources of liquidity may not be sufficient to support future growth strategies. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain all of our employees. In addition, we may be forced to restructure our obligations to creditors, pursue work-out options or other protective measures.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties. Adequate financing may not be available or, if available, may only be available on unfavorable terms. The restrictive covenants in the Amended and Restated Credit Agreement may make it difficult to obtain additional capital on terms that are favorable to us. There is no assurance we will obtain the capital we require. As a result, there can be no assurance that we will be able to fund our future operations or growth strategies. In addition, future equity or debt financings may require us to also issue warrants or other equity securities that are likely to be dilutive to our existing stockholders. Newly issued securities may include preferences or superior voting rights or be combined with the issuance of warrants or other derivative securities, which each may have additional dilutive effects. Furthermore, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our long-term growth strategy, maintain our growth and competitiveness or continue in business.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business are complex and involve many subjective assumptions, estimates and judgments by our management, including but not limited to revenue recognition, estimating valuation allowances and accrued liabilities (including allowances for returns, credit card chargebacks, doubtful accounts), valuation of inventory, internal-use software and website development (acquired and developed internally), accounting for income taxes, valuation of intangible assets, equity-based compensation and loss contingencies. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance, and could have a material adverse effect on our business.

The Company’s 2017 financial statements were audited in connection with the Business Combination. As a result of this audit and in anticipation of becoming a public company, the Company implemented many accounting policies. The Company may determine in the future that these policies are not effective or appropriate for the Company. Moreover, the Company may determine that the assumptions it has relied on in preparing its financial statements are not appropriate. These determinations could lead to significant changes in the accounting policies of and assumptions used by the Company in the future, which could negatively impact your investment.

For example, during 2018, the Company identified immaterial errors that caused an overstatement in 2017 of previously reported net inventory and prepaid inventory. The error in net inventory related primarily to a process deficiency in the physical inventory count and reconciliation process that resulted in an overstatement of certain inventory items. The error in prepaid inventory related to the process deficiency in the tracking and reconciling of deposits made to overseas suppliers for inventory orders. The correction of these errors reduced net inventory and prepaid inventory by $2.5 million and $0.9 million, respectively, as of December 31, 2017 and increased cost of revenues in an amount of $3.4 million for the year ended December 31, 2017. The errors had no impact on net cash provided by operating activities. It is possible that additional errors could be identified as we continue to improve our controls and processes.

Our future growth and profitability depend in part on our ability to continue to improve and expand our product line and to successfully execute new product introductions.

As described in greater detail below, the mattress, pillow and cushion industries are highly competitive, and our ability to compete effectively and to profitably grow our market share depends in part on our ability to continue to improve and expand our product line and related accessory products.

We incur significant research and development and other expenditures in the pursuit of improvements and additions to our product line. If these efforts do not result in meaningful product improvements or new product introductions, or if we are not able to gain widespread consumer acceptance of product improvements or new product introductions, our sales, profitability, cash flows and financial condition may be adversely affected. In addition, if any significant product improvements or new product introductions are not successful, our reputation and brand image may be adversely affected, and our business may be harmed.

A significant portion of our gross profit comes from our mattress products. If we are unable to develop new models of our mattress products or successfully market and sell new mattress models, our profitability may be adversely affected, and our business may be harmed.

Our expansion into new products, market segments and geographic regions subjects us to additional business, legal, financial, and competitive risks.

The vast majority of our sales are made directly to consumers through our website or certain other e-commerce platforms. We have been expanding our business into the wholesale distribution channel through a relationship with our wholesale partners but there can be no assurance that we will continue to experience success with our wholesale partners or that anticipated new retail locations will be successful.

We may be unsuccessful in generating sales through wholesale channels. We may extend credit terms in connection with such retail relationships and such retail relationships may expose us to the risk of unpaid or late paid invoices. In addition, we may provide fixtures to retail partners that may be difficult to recover. We have limited experience in the wholesale channel, and our wholesale customers may not purchase our products in the volume we expect.

Profitability, if any, from sales to wholesale customers and new product offerings may be lower than from our direct-to-consumer model and current products, and we may not be successful enough in these newer activities to recoup our investments in them. If any of these issues were to arise, they could damage our reputation, limit our growth, and negatively affect our operating results.

We may be unsuccessful in opening any of our own Company retail stores beyond the current store we currently have in Alpine, Utah. We have limited experience in opening stores and operating our own brick-and-mortar retail business. Operating our own physical stores includes additional risks. For example, we will incur expenses and accept obligations related to additional leases, distribution and delivery challenges, increased employee management, and new marketing challenges. If we are not successful in our efforts to profitably operate these new stores, our reputation and brand could be damaged, growth could be limited, and our business may be harmed.

In addition, offerings of new products through our direct-to-consumer platform, wholesale distribution channel and possible future Company-owned stores may present new and difficult challenges, and we may be subject to claims if customers of these offerings experience service disruptions or failures or other quality issues. Expansion of sales channels may require the development of additional, differentiated products to avoid price and distribution conflicts between and within sales channels. Wholesale expansion increases our risk as our wholesale partners will require delaying payments to us on net terms ranging from a few days to 60 or more days.

New products may come with the same warranty and return risks as mentioned above. New product offerings or expansion into new market channels or geographic regions may subject us to new or additional regulation, which would impose potentially significant compliance and distribution costs.

Our future growth and profitability depend upon the strength of our Purple brand and the effectiveness and efficiency of our marketing programs and our ability to attract and retain customers.

We are highly dependent on the effectiveness of our marketing messages and the efficiency of our advertising expenditures in generating consumer awareness and sales of our products. We continue to evolve our marketing strategies, adjusting our messages, the amount we spend on advertising and where we spend it. We may not always be successful in developing effective messages and new marketing channels, as consumer preferences and competition change, and in achieving efficiency in our advertising expenditures.

We depend heavily on internet-based advertising to market our products through internet-based media and e-commerce platforms. If we are unable to continue utilizing such platforms, if those media and platforms diminish in importance or size, or if we are unable to direct our advertising to our target consumer groups, our advertising efforts may be ineffective, and our business could be adversely affected. The costs of advertising through these platforms have increased significantly, which has resulted in decreased efficiency in the use of our advertising expenditures, and we expect these costs may continue to increase in the future.

We have relationships with online services, search engines, affiliate marketing websites, directories and other website and e-commerce businesses to provide content, advertising and other links that direct customers to our website. We rely on these relationships as significant sources of traffic to our website and to generate new customers. If we are unable to develop or maintain these relationships or develop and maintain new relationships for newly developed and necessary marketing services on acceptable terms, our ability to attract new customers and our financial condition would suffer. In addition, current or future relationships or agreements may fail to produce the sales that we anticipate.

The cost of advertising for web-based platforms, such as Facebook, are increasing significantly. Increasing advertising costs erode the efficiency of our advertising efforts. If we are unable to effectively manage our advertising costs or if our advertising efforts fail to produce the sales that we anticipate, our business could be adversely affected.

Consumers are increasingly using digital tools as a part of their shopping experience. As a result, our future growth and profitability will depend in part on (i) the effectiveness and efficiency of our online experience for disparate worldwide audiences, including advertising and search optimization programs in generating consumer awareness and sales of our products, (ii) our ability to prevent confusion among consumers that can result from search engines that allow competitors to use or bid on our trademarks to direct consumers to competitors’ websites, (iii) our ability to prevent Internet publication or television broadcast of false or misleading information regarding our products or our competitors’ products; (iv) the nature and tone of consumer sentiment published on various social media sites; and (v) the stability of our website. In recent periods, a number of direct-to-consumer, Internet-based retailers, like us, have emerged and have driven up the cost of basic search terms, which has and may continue to increase the cost of our Internet-based marketing programs. More recently, the large traditional mattress manufacturers have been increasing their efforts to increase their direct-to-consumer sales which also is increasing the cost of our Internet-based marketing programs and cost of customer conversion.

In the past, we have been the target of publications by purported consumer reviewers who claim to have identified health and safety concerns with our products. While we believe such claims to be baseless, refuting such claims requires us to expend significant resources to educate current and potential customers on the safety of our products. Even if we are able to broadly disseminate factual information to refute such claims and reinforce the safety of our products, such claims and attendant adverse publicity could persist and damage our reputation and brand value and result in lower sales.

The number of third-party review websites is increasing, and such reviews are becoming increasingly influential with consumers. Negative reviews from such sources may receive widespread attention from consumers, which could damage our reputation and brand value and result in lower sales. If we are unable to effectively manage relationships with such reviewers to promote accurate reviews of our products, reviewers may decline to review our products or may post reviews with misleading information, which could damage our reputation and make it more difficult for us to improve our brand value.

If our marketing messages are ineffective or our advertising expenditures, geographic price-points, and other marketing programs, including digital programs, are inefficient in creating awareness and consideration of our products and brand name and in driving consumer traffic to our website, our sales, profitability, cash flows and financial condition may be adversely impacted. In addition, if we are not effective in preventing the publication of confusing, false or misleading information regarding our brand or our products, or if there arises significant negative consumer sentiment on social media regarding our brand or our products, our sales, profitability, cash flows and financial condition may be adversely impacted.

Our future growth and profitability depend, in part, upon our ability to achieve and maintain sufficient production capacity to meet customer demands.

We manufacture our mattresses using our proprietary and patented Mattress Max™ machinery to make our Hyper-Elastic Polymer® cushioning material. Because of the unique features of our Mattress Max machines, new machines are not readily available and must be constructed. We also have experienced inefficiencies in sourcing of materials and production of finished products. We have taken steps to improve our processes and capabilities. But if we are unable to maintain our improvements and continue our improvement initiatives to increase efficiencies, we may not be able to keep up with demand which would harm our business. If we are unable to construct new Mattress Max machines and implement them into our production process in a timely manner, or if our existing Mattress Max machines are unable to function at the desired capacity, our production capacity may be constrained and our ability to respond to customer demand may be adversely impacted. This would negatively impact our ability to grow our business and achieve profitability.

We have engaged in significant related-party transactions with affiliates and owners that may give rise to conflicts of interest, result in losses to the Company or otherwise adversely affect our operations and the value of our business.

We have engaged in numerous related-party transactions involving controlling persons and officers of the Company, as well as with other entities affiliated with controlling persons. Several of these transactions were entered into prior to the Business Combination. For example, since 2010, we have leased our facilities in Alpine, Utah from TNT Holdings, LLC, which is owned by Tony Pearce and Terry Pearce. As the Company grows, and its needs change, the Company may need to negotiate a termination or modification of this lease. Tony and Terry Pearce, either personally or through one or more of their other entities, also have tangible property located in this facility that has not been clearly identified and separated from the Company’s property, although we expect this tangible property to be either removed or identified and separated in 2019. Tony and Terry Pearce pay no rent or other compensation to the Company to store such property in our leased facility. While there is currently no dispute over the lease, and we do not anticipate a dispute, there could arise in the future a dispute between the Company and Tony and Terry Pearce over this lease for reasons not currently foreseeable.

Prior to the Business Combination, we also entered into an Amended and Restated Confidential Assignment and License Back Agreement with EdiZONE, LLC, an entity beneficially owned and controlled by Tony Pearce and Terry Pearce through their ownership of TNT Holdings, pursuant to which EdiZONE transferred tangible and intellectual property to the Company and the Company licensed back to EdiZONE certain intellectual property previously licensed by EdiZONE to third parties prior to the Business Combination in order to enable EdiZONE to continue to meet certain pre-existing license obligations to those third parties. EdiZONE and the Pearces have agreed to not modify or extend these third-party licenses and to not enter new third-party licenses. These third parties include direct competitors to the Company that at the time of the Business Combination were not selling products through retail channels in which the Company was selling its products. One of these third parties is now a domestic competitor of the Company, as it now sells mattresses through some of the same retailers through which the Company also sells its products. This competitor’s sales revenues are increasing, resulting in increasing royalties paid to EdiZONE from this licensee. Another third-party licensee may make it difficult for the Company to expand into certain geographic regions, such as the European Union. Casey McGarvey, our Chief Legal Officer, is also entitled to receive a small percent of such royalties from EdiZONE related to these third-party licenses, in accordance with a small investment made in EdiZONE years before the Business Combination. While the current license back to EdiZONE, as recently amended following the Business Combination, is much narrower than the license that existed at the time of the Business Combination, these third-party licenses, including licenses by EdiZONE to our competitors, may lead to conflicts of interest between the Company and the Company’s insiders receiving royalties. At the time this agreement with EdiZONE was first entered into, Purple LLC had only Tony and Terry Pearce as directors. Subsequent to the Business Combination, the license to EdiZONE was amended to broaden the Company’s rights and narrow EdiZONE’s rights with the approval of the Company’s independent directors.

Prior to the Business Combination, the Company also entered into a Shared Services Agreement with other entities controlled by Tony Pearce and Terry Pearce, including EdiZONE, which covers the provision of services to these entities by employees of the Company. We believe the terms of this agreement are based on reasonable arms’ length terms. However, because Tony Pearce and Terry Pearce were the only directors of Purple LLC prior to the Business Combination, such transactions were not required to be approved by disinterested directors of the Company prior to the Business Combination. Also, the exercise of rights under this agreement for services to be performed by the Company may create conflicts of interest between the Company and the Pearce’s. Only immaterial amounts of legal and accounting services were provided by Purple LLC in 2018.

Prior to the Business Combination, InnoHold, LLC (“InnoHold”), an entity owned by Terry and Tony Pearce and the controlling stockholder of the Company, also granted equity incentive awards in Purple LLC to certain key employees. As a result of the structure of those awards being granted through a separate entity, the equity incentives were required, because of the structure of the Business Combination, to be exchanged for ownership units in InnoHold, to avoid those equity interests becoming of no value to the participants. Those participant’s ownership interests have certain restrictions, including vesting requirements. These equity incentives granted to key employees prior to the Business Combination are forfeited to the extent the grant to an employee is not yet fully vested at the time that employee’s employment is terminated. Before and since the Business Combination, all forfeitures occurring from departing employees have inured to the benefit of only the owners of InnoHold, and not all the Company’s stockholders. This means that the forfeited equity does not increase the Company’s currently approved equity incentive pool. This pertains to but is not limited to the forfeitures resulting from the departures occurring after the Business Combination in 2018, including that of the former Chief Executive Officer, Sam Bernards, and more recently the departures of the Chief Marketing Officer and Chief Brand Officer. Because the forfeited equity resulting from these departures prior to this distribution is held at InnoHold, that forfeited equity does not replenish the Company’s equity incentive pool and cannot be used for current and future equity grants to those who have replaced and will replace these employees or for other purposes essential to the business. To avoid future forfeitures from inuring only to the benefit of InnoHold’s owners, InnoHold has agreed to distribute to the incentive participants their pro rata share of InnoHold’s ownership of Class B Common Stock in Purple Inc and Class B Units in Purple LLC, after which any forfeitures will inure to the benefit of all stockholders of the Company. The Company’s current equity incentive pool, as approved by the stockholders prior to the Business Combination in the 2017 Equity Incentive Plan, did not account for the departure of such key employees who had existing equity grants through InnoHold, and there is a risk that the Company will have to seek approval from the board and stockholders to refresh the equity incentive pool earlier than anticipated at the time of the Business Combination because of the unanticipated need to use shares from the existing pool to hire and retain replacements for the prior CEO, CMO and CBO and others. If the equity pool is not refreshed, there is a risk that the Company may not be able to hire and retain these and other key employees. If the equity pool is refreshed with authorized shares of the Company that are issued in accordance with the Company’s 2017 Equity Incentive Plan, the Company’s stockholders will be diluted.

In connection with the Business Combination, Purple LLC also entered into a Credit Agreement (“Credit Agreement”) with the Lenders which was guaranteed by Purple Inc. The Lenders also are stockholders and warrant holders of the Company and appointed one director to serve on the Company’s board, Adam Gray. Further, on February 26, 2019, the Amended and Restated Credit Agreement between Purple LLC and the Lenders thereto, and each of the related documents, including the issuance of additional warrants to the Lenders, was closed and an incremental loan was funded. The exercise of rights under this Amended and Restated Credit Agreement by the Lenders may create conflicts of interest between the Company and Mr. Gray.

See “Item 13. Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2018 for a further discussion of all related-party transactions between the Company and insiders.

Disruption of operations in either of our two main manufacturing facilities, including as a result of natural disasters, could increase our costs of doing business or lead to delays in shipping our beds.

We have two main manufacturing plants, which are located in Alpine, Utah and Grantsville, Utah. A significant percentage of our products are assembled to fulfill orders rather than stocking finished goods inventory in our plants. Although we could produce our products at both sites, we are consolidating production of certain products at one site. Therefore, the disruption of operations of our manufacturing facilities, particularly the facility where manufacturing will be consolidated, for a significant period of time, or even permanently, such as through the loss of the lease, may increase our costs of doing business and lead to delays in shipping our products to customers. Such delays could adversely affect our sales, customer satisfaction, profitability, cash flows and financial condition. Because both of our manufacturing plants are located within the same geographic region, regional economic downturns, natural disasters or other issues could potentially disrupt all of our manufacturing and other operating activities, which could adversely affect our business.

We may not be able to successfully anticipate consumer trends and demand and our failure to do so may lead to loss of consumer acceptance of the products we sell, resulting in reduced net sales.

Our success depends in part on our ability to anticipate and respond to changing trends and consumer demands in a timely manner. Changes in consumers’ tastes and trends and the resultant change in our product mix, as well as failure to offer our consumers multiple avenues for purchasing our products, could adversely affect our business and operating results. If we fail to identify and respond to emerging trends, consumer acceptance of the products we manufacture and sell and our image with current or potential customers may be harmed, which could reduce our net sales. If we misjudge market trends, we may significantly overstock inventory and be forced to take significant inventory markdowns, which would have a negative impact on our gross profit and cash flow. Conversely, shortages of inventory or time to fulfillment of our products that prove popular could also reduce our sales.

We have in some instances kept excessive amounts of raw material inventory and some finished goods inventory, which could be susceptible to shrinkage that may harm our ability to use or sell such inventory and may adversely impact our profitability.

Although we attempt to maintain only the necessary amounts of raw material inventory on hand, in some instances we have accumulated excessive amounts of raw materials inventory. We also have accumulated excessive amounts of some finished goods inventory. All such excessive inventory is subject to shrinkage from destruction, theft, obsolescence and factors that render such inventory unusable or unsellable, and we have lost inventory for such reasons. While we take efforts to right-size all raw materials and finished goods inventory, if our efforts are not successful, we could continue to experience excessive amounts of some items of raw materials and finished goods and related shrinkage that could adversely impact our cash flow, margins and profitability.

Failure to achieve and maintain a high level of product quality could negatively impact our sales, profitability, cash flows and financial condition.

Our products are highly differentiated from traditional mattresses, sheets, pillows and cushions. As a result, our products may be susceptible to failures that do not exist with traditional products. Failure to achieve and maintain acceptable quality standards could impact consumer acceptance of our products or could result in negative media and Internet reports or owner dissatisfaction that could negatively impact our brand image and sales levels.

In addition, a decline in product quality could result in an increase in return rates and a corresponding decrease in sales, or an increase in product warranty claims in excess of our warranty reserves. An unexpected increase in return rates or warranty claims could harm our sales, profitability, cash flows and financial condition.

We currently maintain FDA registrations on a select group of our cushions that are sold through third parties. These FDA registrations allow for FDA inspections and there is a risk that an FDA inspection could lead to product recall of the FDA registered cushions. The number of products is small; however, a recall can result, among other things, in lost sales, diverted resources and potential harm to our reputation and increased customer service costs, which may have a material adverse effect on our financial condition.

As a consumer innovation company with differentiated products, we face an inherent risk of exposure to product liability claims if the use of our products is alleged to have resulted in personal injury or property damage. If any of our products proves to be defective, we may be required to recall or redesign such products. Such recalls of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs, which could have a material adverse effect on our financial condition.

We maintain insurance against some forms of product liability claims, but such coverage may not be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity against us, may have a material adverse effect on our sales, profitability, cash flows and financial condition.

We are subject to warranty claims for our products, which could result in unexpected expense.

Our products carry warranties for defects in quality and workmanship. Historically, the amount for return of products, discounts provided to affected customers and cost for returns or warrant claims has been immaterial. However, we may experience significant expense as the result of future product quality issues, product recalls or product liability claims which may have a material adverse effect on our business. The actual costs of servicing future warranty claims may exceed our expectations and have a material adverse effect on our results of operations, financial condition and cash flows.

Significant product returns could harm our business.

We allow our customers to return products, subject to our returns policies. If product returns are higher than we anticipate, our business, prospects, financial condition and results of operations could be harmed. Further, we modify our policies and procedures relating to returns from time to time, and policies and methods of collecting returned products intended to reduce the number of product returns may result in customer dissatisfaction. The occurrence of any of the foregoing could have a material adverse effect on our business.

We have experienced an increase in returns above previously anticipated levels. This increase has negatively impacted our business and profitability. If we are unable to identify correctly the causes of these increased returns or to counteract those causes, we may not be able to lower returns or prevent the rate of returns from increasing, which would continue to negatively impact our business and profitability.

Adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved in the normal course of business could affect our operations and financial condition.

In the normal course of business, we may from time to time become involved in various legal proceedings. The outcome of these legal proceedings cannot be predicted. It is possible that an unfavorable outcome of some or all of such matters could cause us to incur substantial liabilities that may have a material adverse effect upon our financial condition and results of operations. Any significant adverse litigation, judgments or settlements could have a negative effect on our business, financial condition and results of operations. Even if we are successful in defending against such litigation, the costs of making such a defense, which may or may not be covered by our insurance, could be significant and have a material adverse effect on our business.

Our business could suffer if we are unsuccessful in making, integrating, and maintaining commercial agreements, strategic alliances, and other business relationships.

To successfully operate our business, we rely on commercial agreements and strategic relationships with suppliers, service providers and certain wholesale partners and customers. These arrangements can be complex and require substantial infrastructure capacity, personnel, and other resource commitments. Further, our business partners may have disruptions in their businesses or choose to no longer do business with us. We may not be able to implement, maintain, or develop the components of these commercial relationships. Moreover, we may not be able to enter into additional commercial relationships and strategic alliances on favorable terms or at all.

As our agreements terminate or relationships unwind, we may be unable to renew or replace these agreements on comparable terms, or at all. We may in the future enter into amendments on less favorable terms or encounter parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.

Our present and future services agreements, other commercial agreements, and strategic relationships create additional risks such as:

●	disruption of our ongoing business, including loss of management focus on existing businesses;

●	impairment of other relationships;

●	variability in revenue and income from entering into, amending, or terminating such agreements or relationships; and

●	difficulty integrating under the commercial agreements.

During 2018 we entered into arrangements with several new wholesale partners through which we sell certain of our products in their retail stores. We anticipate increasing the number of these partnerships. Our relationships with our wholesale partners may not be profitable to us or may impose additional costs that we would not otherwise incur under our prior DTC-only operations. Our wholesale partners may experience their own business disruptions, including for example bankruptcy, that could affect their ability to continue to do business with the Company. Further, maintaining these relationships may require the commitment of significant amounts of time, financial resources and management attention, and may result in prohibitions on certain sales channels through exclusivity requirements, which may adversely affect other aspects of our business.

Current and future economic conditions could materially adversely affect our sales, profitability, cash flows and financial condition.

Our business has been affected by general business and economic conditions, and these conditions could have an impact on future demand for our products. The global economy remains unstable, and we expect the economic environment to continue to be challenging.

Our sales depend, in part, on discretionary spending by our customers. Pressure on discretionary income brought on by general economic downturns and slow recoveries may cause consumers to reduce the amount they spend on discretionary items. If recovery from any economic downturn is slow or prolonged, our growth, prospects, results of operations, cash flows and financial condition could be adversely impacted.

General economic conditions and discretionary spending are beyond our control and are affected by, among other things, reduced consumer demand for products; insolvency of potential customers; insolvency of our key suppliers resulting in product delays; inability of consumers to obtain credit to finance purchases of our products; decreased consumer confidence; and inability for us, our customers and our suppliers to accurately forecast future product demand trends. If such conditions are experienced in future periods, our industry, business and results of operations could be adversely impacted.

We operate in the highly competitive mattress, pillow and cushion industries, and if we are unable to compete successfully, we may lose customers and our sales may decline.

The mattress, pillow and cushion markets are highly competitive and fragmented. We face competition from many manufacturers (including competitors that primarily manufacture and import from China), traditional brick-and-mortar retailers and online retailers, including direct-to-consumer competitors. Participants in the mattress, pillow and cushion industries compete primarily on price, quality, brand name recognition, product availability and product performance and compete across a range of distribution channels. The highly competitive nature of the mattress, pillow and cushion industries means we are continually subject to the risk of loss of market share, loss of significant customers, reductions in margins, and the inability to acquire new customers.

A number of our significant competitors offer products that compete directly with our products. Any such competition by established manufacturers and retailers or new entrants into the market could have a material adverse effect on our business, financial condition and operating results. Mattress, pillow and cushion manufacturers and retailers are seeking to increase their channels of distribution and are looking for new ways to reach the consumer. Like us, many newer competitors in the mattress industry have begun to offer “bed-in-a-box” or similar products directly to consumers through the Internet and other distribution channels. Some of our established competitors have begun to offer “bed-in-a-box” products as well. Companies providing for the distribution of mattresses online or through retail stores, such as Amazon and Walmart, also have begun to offer competing products in their respective channels. In addition, retailers outside the U.S. have integrated vertically in the furniture and bedding industries, and it is possible that retailers may acquire other retailers or may seek to vertically integrate in the U.S. by acquiring a mattress manufacturer.

Many of our current and potential competitors may have substantially greater financial support, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, mature distribution methods, and more established relationships in the industry than we do and sell products through broader and more established distribution channels. These competitors, or new entrants into the market, may compete aggressively and gain market share with existing or new products, and may pursue or expand their presence in the mattress, pillow and cushion industries. We cannot be sure we will have the resources or expertise to compete successfully in the future. We have limited ability to anticipate the timing and scale of new product introductions, advertising campaigns or new pricing strategies by our competitors, which could inhibit our ability to retain or increase market share, or to maintain our product margins. Our current and potential competitors may secure better terms from vendors, adopt more aggressive pricing, and devote more resources to technology, infrastructure, fulfillment, and marketing. Also, due to the large number of competitors and their wide range of product offerings, we may not be able to continue to differentiate our products through value, styling or functionality from those of our competitors. Our products are also typically heavier than others and some markets we wish to expand into will not support delivery of our heavy products through parcel services or other affordable home delivery services, limiting our ability to serve the market.

One competitor, which has been a licensee of EdiZONE for over fifteen years, uses substantially similar technology to the Company’s Hyper-Elastic Polymer® material in its own mattress, topper and pillow products sold through branded retail stores domestically and in Canada. This competitor recently has been seen to be growing its sales and now distributes its products through wholesale partners with retail locations where the Company’s mattresses are sold. This competitor may continue to increase its sales and expand into additional distribution channels which could erode the Company’s sales in those retail locations and channels. The continuing growth of this single competitor could adversely affect our business.

In addition, the barriers to entry into the retail bedding industry are relatively low. New or existing bedding retailers could enter our markets and increase the competition we face. Competition in existing and new markets may also prevent or delay our ability to gain relative market share. Any of the developments described above could have a material adverse effect on our planned growth and future results of operations.

Moreover, the U.S. Department of Commerce has opened an antidumping investigation into whether mattresses imported from China are being sold into the United States at below fair market value. The investigation results from a petition filed by U.S. mattress manufacturers claiming that in recent years Chinese exporters have unfairly made large gains in market share by undercutting prices. The United States International Trade Commission has found that there is a reasonable indication that the U.S. mattress industry is being materially injured by reason of mattresses being imported from China and sold for less than fair value. The U.S. Department of Commerce will continue with its antidumping duty investigation concerning imports of this product from China. If the antidumping investigation does not result in the prevention of dumping of underpriced Chinese mattresses into the U.S. market, we could continue to experience a negative impact on our planned growth and the future results of operations.

We will face different market dynamics and competition as we develop new products to expand our presence in our target markets. In some markets, our future competitors may have greater brand recognition and broader distribution than we currently enjoy. We may not be as successful as our competitors in generating revenues in those markets due to the lack of recognition of our brands, lack of customer acceptance, lack of product quality history and other factors. As a result, any new expansion efforts could be costlier and less profitable than our efforts in our existing markets. If we are not as successful as our competitors are in our target markets, our sales could decline, our margins could be impacted negatively and we could lose market share, any of which could materially harm our business.

If we are unable to effectively compete with other manufacturers and retailers of mattresses, pillows and cushions, our sales, profitability, cash flows and financial condition may be adversely impacted.

We may not be able to protect our product designs and other proprietary rights adequately, which could adversely affect our competitive position and reduce the value of our products and brands, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative brands, product designs and functionality and materials for use in our products. We regard our trademarks, service marks, copyrights, patents, trade dress, trade secrets, proprietary technology, and similar intellectual property as critical to our success, and we rely on trademark, copyright, and patent law, trade secret protection, and confidentiality agreements and license agreements with our employees, customers, and others to protect our proprietary rights.

We own various U.S. and foreign patents and patent applications related to certain elements of the design and function of our mattresses, pillows, cushions and related products, as well as related to proprietary formulas and related technology for certain materials used in the manufacturing of our products. We own numerous registered and unregistered trademarks and trademark applications, as well as other intellectual property rights, including trade secrets, trade dress and copyrights, which we believe have significant value and are important to the marketing of our products. Our success will depend in part on our ability to obtain and protect our products, methods, processes and other technologies, to preserve our trade secrets, and to operate without infringing on the proprietary rights of third parties.

Despite our efforts, we may not be able to adequately protect or enforce our intellectual property and other proprietary rights. Effective protection or enforcement of intellectual property rights may be unavailable or limited in the jurisdictions in which we do business. We also may be unable to acquire or maintain appropriate domain names in all jurisdictions in which we do business. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

The protection of our intellectual property may require the expenditure of significant financial and managerial resources. We may not be able to discover or determine the extent of any unauthorized use of our proprietary rights. Policing the unauthorized use of our proprietary technology can be difficult and expensive. Litigation might be necessary to protect our intellectual property rights, which may be costly and may divert our management’s attention away from our core business. Furthermore, there is no guarantee that litigation would result in an outcome favorable to us. Third parties that license our proprietary rights also may take actions that diminish the value of our proprietary rights or reputation. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or other intellectual property rights. If we are unable to protect our proprietary rights adequately, it would have a negative impact on our operations.

We, or the owners of any intellectual property rights licensed to us, may be subject to claims that we or such licensors have infringed the proprietary rights of others, which could require us and our licensors to obtain a license or change designs.

We have been subject to, and expect to continue to be subject to, claims and legal proceedings regarding alleged infringement by us of the intellectual property rights of third parties. Although we do not believe any of our products infringe upon the proprietary rights of others, there is no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or those from whom we have licenses or that any such assertions or prosecutions will not have a material adverse effect on our business. Regardless of whether any such claims are valid or can be asserted successfully, defending against such claims could cause us to incur costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products. If any claims or actions are asserted against us or those from whom we have licenses, we may seek to obtain a license to the intellectual property rights that are in dispute. Such a license may not be available on reasonable terms, or at all, which could force us to change our designs.

Purple LLC has licensed certain intellectual property to EdiZONE, LLC, which is owned by Tony and Terry Pearce via TNT Holdings, LLC, for the purpose of enabling EdiZONE to meet its contractual obligations to licensees of EdiZONE under contracts entered into years before the Business Combination, and some of those licensees are competitors of Purple LLC and have exclusivity rights that Purple LLC is required to observe.

Purple LLC has licensed to EdiZONE, LLC, which is an entity owned by Tony and Terry Pearce through TNT Holdings, LLC, certain intellectual property rights for use by EdiZONE outside of the consumer comfort market. Prior to the Business Combination, EdiZONE’s business model was the creation and licensing of intellectual priority, and it had granted many licenses over time, most of which were terminated prior to the Business Combination. When EdiZONE assigned its intellectual property to Purple LLC it received in return a license back of the intellectual property it needed to maintain its contractual obligations under the licenses that still were in place at that time. After the Business Combination, this license back to EdiZONE has been amended with the cooperation of Purple LLC, EdiZONE and the Pearces to further narrow EdiZONE’s rights, in order to minimize the conflicts of interest that may exist. Although there are no conflicts of interest foreseen at this time, if conflicts of interest do arise and are not properly addressed, disputes may occur which may be detrimental to the Company.

EdiZONE previously entered into licenses, as described above, for comfort-related intellectual property. These licenses include exclusivity rights that may prohibit us from selling our existing mattresses or potentially new products in certain geographic areas, including domestically and in the European Union. That risk may be addressed by redesign of the configuration of the Hyper-Elastic Polymer in that geographic region by either using existing technologies already assigned by EdiZONE to Purple LLC or developing new technologies. Alternatively, that risk may not exist at all to the extent Purple LLC’s current mattress products are the subject of expired patent rights licensed by that licensee or because Purple LLC is not the licensor. However, there can be no assurance that our future sales in these geographic territories, if any, will not be challenged by the licensee as a violation of the license agreements, or that any redesigned mattresses created by us will be successful. If Purple LLC’s activities are challenged by a licensee, Purple LLC has an indemnification obligation to EdiZONE and the Pearces, which may be an expense to the Company.

In addition, if these third parties violate their licenses or infringe on intellectual property owned by Purple LLC and Purple LLC is unable to take effective action against such violating or infringing parties, we may be unable to protect against this infringement or the effects of such violations and our business could be harmed.

Purple LLC has obtained, with the cooperation of EdiZONE and the Pearces, the right to enforce its intellectual property rights at Purple LLC’s option, contingent on Purple LLC’s agreement to indemnify EdiZONE and fund the expense of such enforcement. In the event such enforcement is deemed necessary by Purple LLC, Purple LLC may not be able to enforce its rights and may not be successful in any such efforts to enforce its intellectual property rights and this may harm our business.

Substantial and increasingly intense competition worldwide in e-commerce may harm our business.

Consumers who might purchase our products from us online have a wide variety of alternatives for purchasing competing mattresses, pillows and cushions, including traditional brick and mortar retailers (as well as the online and mobile operations of these traditional retailers), other online direct-to-consumer retailers and their related mobile offerings, online and offline classified services, online retailer platforms, such as Amazon.com, and other shopping channels, such as offline and online home shopping networks.

The Internet and mobile networks provide new, rapidly evolving and intensely competitive channels for the sale of all types of goods and services, including products that compete directly with our products. Consumers who purchase mattresses, pillows and cushions through us have more and more alternatives, and merchants have more online channels to reach consumers. We expect competition to continue to intensify. Online and offline businesses increasingly are competing with each other and our competitors include a number of online and offline retailers with significant resources, large user communities and well-established brands. Moreover, the barriers to entry into these channels can be low, and businesses easily can launch online sites or mobile platforms and applications at nominal cost by using commercially available software or partnering with any of a number of successful e-commerce companies. As we respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that may be controversial with and lead to dissatisfaction among our customers, which could reduce activity on our platform and harm our profitability.

In addition, sellers in our industry are increasingly utilizing multiple sales channels, including the acquisition of new customers by paying for search-related advertisements on horizontal search engine sites, such as Google, Yahoo!, Naver and Baidu. We use product search engines and paid search advertising to help users find our sites, but these services also have the potential to divert users to other online shopping destinations. Consumers may choose to search for products with a horizontal search engine or shopping comparison website, and such sites may also send users to other shopping destinations. Consumers may not be familiar with or confused by our current web address: purple.com.

We also face increased competitive pressure as the competitive norm for, and the expected level of service from, e-commerce has significantly increased, due to, among other factors, improved user experience, greater ease of buying goods, lower (or no) shipping costs, faster delivery times and more favorable return policies. Also, certain platform businesses, many of whom are larger than us or have greater capitalization, have a dominant and secure position in other industries or certain significant markets, and offer a broader variety of mattress, pillow and cushion products to consumers and retailers that we do not offer. If we are unable to change our product offerings in ways that reflect the changing demands of e-commerce and mobile commerce marketplaces, particularly the higher growth of sales of fixed-price items and higher expected service levels, or compete effectively with and adapt to changes in larger platform businesses, our business will suffer.

Some of our e-commerce competitors offer a significantly broader range of products and services than we do. Competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote more resources to website, mobile platforms and applications and systems development than we can. Other direct-to-consumer retailers and e-commerce competitors may offer or continue to offer faster shipping, free shipping, delivery on Sunday, same-day delivery, favorable return policies or other transaction-related services which improve the user experience on their sites and which could be impractical or inefficient for us to match. Competitors may be able to innovate faster and more efficiently, and new technologies may increase the competitive pressures by enabling competitors to offer more efficient or lower-cost services.

We have experienced substantial difficulties with timely and accurate delivery of products which has taken more time than anticipated to correct. We believe this is a result of internal deficiencies as well as deficiencies of our third-party white glove delivery service providers, and our efforts to correct these deficiencies is ongoing. If we are unable to correct our internal deficiencies and obtain an increased level of service from our third-party delivery vendors, we may suffer lost sales, damage to our reputation and liabilities to customers that could have a material adverse impact on our business.

If we cannot keep pace with rapid technological developments to provide new and innovative programs, products and services, the use of our products and our revenues could decline.

Rapid, significant technological changes continue to confront the industries in which we operate. We cannot predict the effect of technological changes on our business. We expect that new services and technologies applicable to the industries in which we operate will continue to emerge. These new services and technologies may be superior to, or render obsolete, the technologies we currently use in our products and services. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and ultimately may not be successful. In addition, our ability to adopt new services and develop new technologies may be inhibited by industry-wide standards, new laws and regulations, resistance to change from clients or merchants, or third parties’ intellectual property rights. Our success will depend on our ability to develop new technologies and adapt to technological changes and evolving industry standards.

A reduction in the availability of credit to consumers generally or under our existing consumer credit programs could harm our sales, profitability, cash flows and financial condition.

We offer financing to consumers through third-party consumer finance companies. As of December 31, 2018, approximately 28% of our sales were financed through third-party consumer finance companies. The amount of credit available to consumers may be adversely impacted by macroeconomic factors that affect the financial position of consumers as suppliers of credit adjust their lending criteria. In addition, changes in federal regulations effective in 2010 placed additional restrictions on all consumer credit programs, including limiting the types of promotional credit offerings that may be offered to consumers.

These third-party consumer finance companies offer consumer financing options to our customers through agreements that may be terminated by us or the companies upon thirty days’ prior written notice. These consumer finance companies have discretion to control the content of financing offers to our customers and to set minimum credit standards under which credit is extended to customers.

Reduction of credit availability due to changing economic conditions, changes in regulatory requirements, or the termination of our agreements with third-party consumer finance companies could harm our sales, profitability, cash flows and financial condition.

We attempt to maintain only the necessary amounts of raw material inventory, which could leave us vulnerable to shortages in supply of components that may harm our ability to satisfy consumer demand and may adversely impact our sales and profitability.

We attempt to maintain only the necessary amounts of raw material inventory on hand, which could leave us vulnerable to shortages in supply of components that may harm our ability to satisfy consumer demand and may adversely impact our sales and profitability. Lead times for ordered components may vary significantly, especially as we source some of our materials from China. In addition, some components used to manufacture our products are provided on a sole source basis. Any unexpected shortage of materials caused by any disruption of supply or an unexpected increase in the demand for our products, could lead to delays in shipping our beds to customers. Any such delays could adversely affect our sales, customer satisfaction, profitability, cash flows and financial condition.

We rely upon several key suppliers that are, in some instances, the only source of supply currently used by us for particular materials, components or services. A disruption in the supply or substantial increase in cost of any of these products or services could harm our sales, profitability, cash flows and financial condition.

We currently obtain all of the raw materials and components used to produce our mattresses, pillows and cushions from outside sources. In some cases, we have chosen to obtain these materials and components from suppliers who serve as the only source of supply, or who supply the vast majority of our needs of the particular material or component. While we believe that these materials and components, or suitable replacements, could be obtained from other sources, in the event of a disruption or loss of supply of relevant materials or components for any reason, we may not be able to find alternative sources of supply, or if found, may not be found on comparable terms. In addition, a change in the financial condition of some of our suppliers could impede their ability to provide products to us in a timely manner. Further, we maintain relatively small supplies of our raw materials and outsourced goods at our manufacturing facilities, and any disruption in the on-going shipment of supplies to us could interrupt production of our products, which could result in a decrease of our sales or could cause an increase in our cost of sales, either of which could decrease our liquidity and profitability.

If our relationship with the primary supplier of our mineral oil is terminated, we could have short-term difficulty in replacing these sources since there are relatively few other suppliers presently capable of supplying the local volume that we would need in a short period of time.

Fluctuations in the price, availability and quality of raw materials could cause delays that could result in our inability to provide goods to our customers or could increase our costs, either of which could decrease our earnings.

In manufacturing products, we use various commodity components, such as polyurethane foam, oil, our spring units, ingredients for our Hyper-Elastic Polymer® material, our water-based adhesive and other raw materials. Because we are dependent on outside suppliers for our raw materials, fluctuations in their price, availability, and quality could have a negative effect on our cost of sales and our ability to meet our customers’ demands. Competitive and marketing pressures may prevent us from passing along price increases to our customers, and the inability to meet our customers’ demands could cause us to lose sales.

Our success is highly dependent on our ability to provide timely delivery to our customers, and any disruption in our delivery capabilities or our related planning and control processes may adversely affect our operating results.

An important part of our success is due to our ability to deliver our products to our customers in a timely manner. This in turn is due to our successful planning and distribution infrastructure, including ordering, transportation and receipt processing, the ability of our suppliers to meet our distribution requirements and the ability of our contractors to meet our delivery requirements. Our ability to maintain this success depends on the continued identification and implementation of improvements to our planning processes, distribution infrastructure and supply chain. We also need to ensure that our distribution infrastructure and supply chain keep pace with our anticipated growth and increased product output. The cost of these enhanced processes could be significant and any failure to maintain, grow or improve them could adversely affect our operating results.

We rely on FedEx and other carriers to deliver our products to customers on a timely, convenient, and cost-effective basis. We also rely on the systems of such carriers to provide us with accurate information about the status and delivery of our products. Any significant delay in deliveries to our customers could lead to increased returns and cause us to lose sales. Any increase in freight charges could increase our costs of doing business and harm our sales, profitability, cash flows and financial condition. Lack of accurate information from such carriers could damage our brand and our relationship with our customers.

Our business could also be adversely affected if there are delays in product shipments to us due to freight difficulties, delays in product shipments clearing U.S. Customs for reasons of non-compliance or otherwise, challenges with our suppliers or contractors involving strikes or other difficulties at their principal transport providers or otherwise. Such delays could adversely affect our profitability and reputation.

We have experienced delays in the timely delivery of our mattress products. These delays have caused customer dissatisfaction with their experience with the Company and, in some cases, customers have cancelled their orders or returned their mattresses. We are working to rectify these delays with both internal operating and customer service controls and assistance offered to our third-party delivery providers. We have contracted with new delivery providers and are also seeking to qualify other delivery providers who can meet our standards. If we are unable to improve the timely delivery of our new mattress models, our business could continue to be adversely affected.

Our business operations could be disrupted if our information technology systems fail to perform adequately or are disrupted by natural disasters or other catastrophes or if we are unable to protect the integrity and security of our information systems.

We depend largely upon our information technology systems in the conduct of all aspects of our operations. If our information technology systems fail to perform as anticipated, we could experience difficulties in virtually any area of our operations, including but not limited to receiving orders from customers, replenishing inventories or delivering our products. We may be required to incur significant capital expenditures in the pursuit of improvements or upgrades to our management information systems. These efforts may take longer and may require greater financial and other resources than anticipated, may cause distraction of key personnel, and may cause short-term disruptions to our existing systems and our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our information systems to respond to changes in our business needs, our ability to run our business could be adversely affected. It is also possible that our competitors could develop better e-commerce platforms than ours, which could negatively impact our sales.

In addition, our systems may experience service interruptions or degradation due to hardware and software defects or malfunctions, computer denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, or other events. Our systems are also subject to break-ins, sabotage, information hijacking or ransom, and intentional acts of vandalism. Some of our systems are not fully redundant and our disaster recovery planning is not sufficient for all eventualities. Any of these or other systems related problems could, in turn, adversely affect our sales and profitability.

Our business and our reputation could be adversely affected by the failure to protect sensitive employee, customer and consumer data, or to comply with evolving regulations relating to our obligation to protect such data.

In the ordinary course of our business, we collect and store certain personal information from individuals, such as our customers and suppliers, and we process customer payment card and check information for purchases via our website. Cyber-attacks designed to gain access to sensitive information by breaching security systems of large organizations leading to unauthorized release of confidential information have occurred recently at a number of major U.S. companies despite widespread recognition of the cyber-attack threat and improved data protection methods. Computer hackers may attempt to penetrate our computer system and, if successful, misappropriate personal information, payment card or check information or confidential Company business information. In addition, a Company employee, contractor or other third party with whom we do business may attempt to circumvent our security measures in order to obtain such information and may purposefully or inadvertently cause a breach involving such information.

We will likely be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attack, malware, computer viruses, and other means of unauthorized access. To the best of our knowledge, attempts to breach our systems have not been successful to date. A breach of our systems that resulted in the unauthorized release of sensitive data could adversely affect our reputation and lead to financial losses from remedial actions or potential liability, possibly including punitive damages. An electronic security breach resulting in the unauthorized release of sensitive data from our information systems could also materially increase the costs we already incur to protect against these risks. We continue to balance the additional risk with the cost to protect us against a breach. Additionally, losses arising from a breach could be covered in part by insurance that we carry.

We are subject to payments-related risks.

We accept payments using a variety of methods, including credit card, debit card, credit accounts (including promotional financing), gift cards, direct debit from a customer’s bank account, electronic payments (e.g., PayPal and Venmo), consumer invoicing and physical bank check. For existing and future payment options we offer to our customers, we may become subject to additional regulations and compliance requirements (including obligations to implement enhanced authentication processes that could result in significant costs and reduce the ease of use of our payments products). For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We rely on third parties to provide certain payment methods and payment processing services, including the processing of credit cards, debit cards, electronic checks, electronic fund transfers, and promotional financing. In each case, it could disrupt our business if these companies become unwilling or unable to provide these services to us. In addition, our business and profitability could be adversely affected if customers who finance purchases fail to make financing payments in a timely manner.

Our customers primarily use credit cards to buy from us. We are subject to the policies, procedures and rules of credit card issuers and payment card processors. We are completely dependent upon our payment card processors to process the sales transactions and remit the proceeds to us. The payment card processors have the right to withhold funds otherwise payable to us to establish or increase reserves based on their assessment of the inherent risks of payment card processing and their assessment of the risks of processing our customers’ payment cards at any time, and have done so from time to time in the past. We are also subject to payment card association operating rules, including data security rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with any of these policies, procedures, rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected. In addition, events affecting our payment card processors, including cyber-attacks, Internet or other infrastructure or communications impairment or other events that could interrupt the normal operation of the payment card processors, could have a material adverse effect on our business.

Credit card fraud and our response to it could adversely affect our business.

We have received and anticipate we will continue to receive orders placed with fraudulent credit card data. If we fail to adequately control fraudulent credit card transactions it could reduce our net revenues and our gross profit or cause credit card or payment system companies to disallow their cards’ use for customer payments on our website. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. If we are unable to detect or control credit card fraud, claims against us for these transactions could harm our business, prospects, financial condition and results of operation.

Further, to the extent that our efforts to prevent fraudulent orders result in our inadvertent refusal to fill legitimate orders, we would lose the benefit of legitimate potential sales and risk the alienation of legitimate customers. The occurrence of any of the foregoing could have a material adverse effect on our business.

We are at risk of fraudulent returns.

We believe some customers have processed a return of their purchased mattress products, and received a refund of the purchase price, fraudulently. If we fail to detect and prevent these fraudulent activities, we will suffer losses that would adversely affect our profitability. Also, our efforts to monitor and prevent fraud committed by customers could alienate legitimate customers which also could have a material adverse effect on our business.

We depend on a few key employees, and if we lose the services of certain of our principal executive officers, we may not be able to run our business effectively.

Our future success depends in part on our ability to attract and retain key executive, merchandising, marketing, sales, finance, operations and engineering personnel. If any of our executive officers cease to be employed by us, we would have to hire additional qualified personnel. Our ability to successfully attract and hire other experienced and qualified executive officers cannot be assured and may be difficult because we face competition for these professionals from our competitors, our suppliers and other companies operating in our industry. Since the Business Combination, we have hired a new Chief Executive Officer and Chief Operating Officer. The Company has also experienced the departure of the Chief Marketing Officer and Chief Branding Officer as well as announced the departure of the Chief Financial Officer. These departures and any delay in replacing these executives could significantly disrupt the Company’s ability to grow and pursue its strategic plans. The Company is currently in the process of searching for qualified replacements. While we believe our new executive officers have benefitted and will continue to benefit the Company, finding qualified replacements is time-consuming, takes Company resources, and can disrupt the Company’s growth and achievement of strategic plans.

Further, the involvement of Tony and Terry Pearce has been crucial to the success of our company because of their extensive experience with and technical knowledge of our products. Pursuant to the employment agreements that have been entered into with them in connection with the consummation of the Business Combination, they are not required to work a particular number of hours for us or to be based at any particular location. The loss or reduction of their services could adversely affect our operations and our ability to achieve our business objectives.

Our business exposes us to personal injury, property damage and product liability claims, which could result in adverse publicity and harm to our brands and our results of operations.

We may be subject to personal injury, property damage and product liability claims for the products that we sell. Any personal injury, property damage or product liability claim made against us, whether or not it has merit, could be time consuming and costly to defend, resulting in adverse publicity, or damage to our reputation, and have an adverse effect on our results of operations. In addition, any negative publicity involving our vendors, employees, labor contractors, delivery contractors and other parties who are not within our control could negatively impact us.

Further, the products we sell are subject to regulation by the U.S. Consumer Product Safety Commission (“CPSC”) and similar state and international regulatory authorities. Such products could be subject to recalls and other actions by these authorities. Product safety concerns may require us to voluntarily remove selected products from our stores. Such recalls and voluntary removal of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs, which could have a material adverse effect on our financial condition.

We have received notice from the CPSC of several purported consumer complaints regarding some of our products. While we believe such complaints to be baseless, in terms of the alleged harms and, in some cases, the individual’s actual use of our product, we are required to devote significant amounts of time, attention and other resources, including financial resources, to investigating and responding to such complaints. Further, because the complaints are available to the public, such complaints could result in adverse publicity or damage to our reputation and brand value and result in lower sales.

We maintain insurance against some forms of personal injury, property damage and product liability claims, but such coverage may not be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage, or any claim or product recall that results in significant adverse publicity against us, may have a material adverse effect on our sales, profitability, cash flows and financial condition.

Regulatory requirements, including, but not limited to, trade, customs, environmental, health and safety requirements, may require costly expenditures and expose us to liability.

Our products and our marketing and advertising programs are subject to regulation in the U.S. by various federal, state and local regulatory authorities, including the Federal Trade Commission and U.S. Customs and Border Protection. In addition, our operations are subject to federal, state and local consumer protection regulations and other laws relating specifically to the bedding industry. These rules and regulations may change from time to time or may conflict. There may be continuing costs of regulatory compliance including continuous testing, additional quality control processes and appropriate auditing of design and process compliance. For example, the CPSC and other jurisdictions have adopted rules relating to fire retardancy standards for the mattress industry. Some states and the U.S. Congress continue to consider fire retardancy regulations that may be different from or more stringent than the current standard. Additionally, California, Rhode Island and Connecticut have all enacted laws requiring the recycling of mattresses discarded in their states. State and local bedding industry regulations vary among the states in which we operate but generally impose requirements as to the proper labeling of bedding merchandise, restrictions regarding the identification of merchandise as “new” or otherwise, controls as to hygiene and other aspects of product handling, disposal, sales, resales and penalties for violations. We or our suppliers may be required to incur significant expense to the extent that these regulations change and require new and different compliance measures. For example, new legislation aimed at improving the fire retardancy of mattresses, regulating the handling of mattresses in connection with preventing or controlling the spread of bed bugs could be passed, or requiring the recycling of discarded mattresses, could result in product recalls or in a significant increase in the cost of operating our business. In addition, failure to comply with these various regulations may result in penalties, the inability to conduct business as previously conducted or at all, or adverse publicity, among other things. Adoption of multi-layered regulatory regimes, particularly if they conflict with each other, could increase our costs, alter our manufacturing processes and impair the performance of our products which may have an adverse effect on our business. We are also subject to various health and environmental provisions, such as California Proposition 65 (the Safe Drinking Water and Toxic Enforcement Act of 1986) and 16 CFR Part 1633 (Standard for the Flammability (Open Flame) of Mattress Sets).

Our marketing and advertising practices could also become the subject of proceedings before regulatory authorities or the subject of civil claims by competitors and other parties, which could result in civil litigation or regulatory penalties and require us to alter or end these practices or adopt new practices that are not as effective or are more expensive.

In addition, we are subject to federal, state and local laws and regulations relating to pollution, environmental protection and occupational health and safety. We may not be in complete compliance with all such requirements at all times, and we have been required in the past to make changes to our facilities in order to comply with these requirements. We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. If a release of harmful or hazardous substances occurs on or from our properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of our properties, we may be held liable and the amount of such liability could be material. As a manufacturer of mattresses, pillows, cushions and related products, we use and dispose of a number of substances, such as glue, oil, solvents and other petroleum products, as well as certain foam ingredients, that may subject us to regulation under numerous foreign, federal and state laws and regulations governing the environment. Among other laws and regulations, we are subject in the U.S. to the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act and related state and local statutes and regulations.

We are also subject to federal laws and regulations relating to international shipments, customs, and import controls. We may not be in complete compliance with all such requirements at all times, and if we are not in compliance with such requirements may be subject to penalties or fines, which could have an adverse impact on our financial condition and results of operations.

Our operations could also be impacted by a number of pending legislative and regulatory proposals to address greenhouse gas emissions in the U.S. and other countries. Certain countries have adopted the Kyoto Protocol. New greenhouse gas reduction targets have been established under the Kyoto Protocol, as amended. This and other initiatives under consideration could affect our operations. These actions could increase costs associated with our manufacturing operations, including costs for raw materials, pollution control equipment and transportation. Because it is uncertain what laws will be enacted, we cannot predict the potential impact of such laws on our future consolidated financial condition, results of operations, or cash flows.

We are also subject to regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, electronic contracts and other communications, competition, consumer protection, trade and protectionist measures, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services or access to our facilities, the design and operation of websites and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Unfavorable regulations and laws could diminish the demand for, or availability of, our products and services and increase our cost of doing business.

Regulatory requirements related to flammability standards for mattresses may increase our product costs and increase the risk of disruption to our business.

The CPSC adopted new flammability standards and related regulations which became effective nationwide in July 2007 for mattresses and mattress and foundation sets. Compliance with these requirements has resulted in higher materials and manufacturing costs for our products and has required modifications to our information systems and business operations, further increasing our costs and negatively impacting our capacity. Some states and the U.S. Congress continue to consider fire retardancy regulations that may be different from or more stringent than the CPSC standard. Adoption of multi-layered regulatory regimes, particularly if they conflict with each other, could increase our costs, alter our manufacturing processes and impair the performance of our products which may have an adverse effect on our business.

In addition, these regulations require manufacturers to implement quality assurance programs and encourage manufacturers to conduct random testing of products. These regulations also require maintenance and retention of compliance documentation. These quality assurance and documentation requirements are costly to implement and maintain. If any product testing, other evidence, or regulatory inspections yield results indicating that any of our products may not meet the flammability standards, we may be required to temporarily cease production and distribution or to recall products from the field, and we may be subject to fines or penalties, any of which outcomes could harm our business, reputation, sales, profitability, cash flows and financial condition.

We could be subject to additional sales tax or other indirect tax liabilities.

The application of indirect taxes (such as sales and use tax, value-added tax (VAT), goods and services tax, business tax and gross receipt tax) to e-commerce businesses and to our users is a complex and evolving issue and we may be unable to timely or accurately determine our obligations with respect to such indirect taxes, if any, in various jurisdictions. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the Internet and e-commerce. In many cases, it is not clear how existing statutes apply to the Internet or e-commerce.

An increasing number of states and foreign jurisdictions have considered or adopted laws or administrative practices, with or without notice, that impose additional obligations on remote sellers and online marketplaces to collect transaction taxes such as sales, consumption, value added, or similar taxes. In 2016 and early 2017, we did not have systems and processes to collect these taxes in all jurisdictions where we were conducting business. Failure to comply with such laws or administrative practices, or a successful assertion by such states or foreign jurisdictions requiring us to collect taxes where we did not, could result in substantial tax liabilities for past sales, as well as penalties and interest. For the amounts incurred in 2016 and early 2017 that remain unpaid, we have estimated the sales tax liability, including penalties and interest to be approximately $2.6 million. We are in the process of assessing our filing status and exposure with each state to determine if we can take advantage of an amnesty program or negotiated settlements.

In conjunction with our expanded mattress product offering in 2018 delivered via third-party “white glove” service, we determined that we are subject to sales tax as imposed by the jurisdictions in the contiguous 48 U.S. states and have been collecting and remitting such sales tax for all of 2018. If the tax authorities in jurisdictions where we are already subject to sales tax or other indirect tax obligations were to successfully challenge our positions or request an audit, our tax liability could increase substantially.

We may be subject to laws, regulations, and administrative practices that require us to collect information from our customers, vendors, merchants, and other third parties for tax reporting purposes and report such information to various government agencies. The scope of such requirements continues to expand, requiring us to develop and implement new compliance systems. Failure to comply with such laws and regulations could result in significant penalties.

The U.S. Supreme Court ruling in South Dakota v. Wayfair, Inc., No.17-494, reversed a longstanding precedent that remote sellers are not required to collect state and local sales taxes. We cannot predict the effect of these and other attempts to impose sales, income or other taxes on e-commerce. The Company currently collects and reports on sales tax in all states in which it does business. However, the application of existing, new or revised taxes on our business, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of selling products over the internet. The application of these taxes on our business could also create significant increases in internal costs necessary to capture data and collect and remit taxes. There have been, and will continue to be, substantial ongoing costs associated with complying with the various indirect tax requirements in the numerous markets in which we conduct or will conduct business.

We could be subject to additional income tax liabilities.

We are subject to federal and state income taxes in the U.S. Tax laws, regulations, and administrative practices in the U.S. and in various state and local jurisdictions are subject to significant change, and significant judgment is required in evaluating and estimating our provision and accruals for taxes. In addition, some states and cities require additional taxes or fees for the right to sell mattresses in their jurisdiction. While we have established reserves based on assumptions and estimates that we believe are reasonable to cover such taxes and fees, these reserves may prove to be insufficient.

Our determination of our tax liability is always subject to audit and review by applicable tax authorities. Any adverse outcome of any such audit or review could harm our business, and the ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made. Regardless of the outcome, responding to any such audit or review could cause us to incur significant costs and could divert resources away from our operations.

There are many transactions that occur during the ordinary course of business for which the ultimate tax determination is uncertain. Our effective tax rates could be affected by earnings being lower than anticipated in jurisdictions where we have lower statutory rates and higher than anticipated in jurisdictions where we have higher statutory rates, losses incurred in jurisdictions for which we are not able to realize the related tax benefit, changes in foreign currency exchange rates, entry into new businesses and geographies and changes to our existing businesses, acquisitions (including integrations) and investments, changes in the price of our securities, changes in our deferred tax assets and liabilities and their valuation, and changes in the relevant tax, accounting, and other laws, regulations, administrative practices, principles, and interpretations.

A number of U.S. states have attempted to increase corporate tax revenues by taking an expansive view of corporate presence to attempt to impose corporate income taxes and other direct business taxes on companies that have no physical presence in their state, and taxing authorities in other jurisdictions may take similar actions. Many U.S. states are also altering their apportionment formulas to increase the amount of taxable income or loss attributable to their state from certain out-of-state businesses. Further, we may be required in the future to pay sales and other taxes and fees to states where our products were warehoused before shipping. If more taxing authorities are successful in applying direct taxes to Internet companies that do not have a physical presence in their respective jurisdictions, this could increase our effective tax rate.

We may be subject to sales reporting and record-keeping obligations.

One or more states, the U.S. federal government or other jurisdictions may seek to impose reporting or record-keeping obligations on companies that engage in or facilitate e-commerce. Such an obligation could be imposed by legislation intended to improve tax compliance (and legislation to such effect has been contemplated by several states and a number of foreign jurisdictions). Complying with such requirements would require us to devote significant amounts of time, attention and other resources, including financial resources, which may adversely affect our operations and profitability.

Delaware law and our Second Amended and Restated Certificate of Incorporation contain anti-takeover provisions, any of which could delay or discourage a merger, tender offer, or assumption of control of the Company not approved by our Board of Directors and founders that some stockholders may consider favorable.

Provisions of Delaware law and our Second Amended and Restated Certificate of Incorporation could hamper a third party’s acquisition of us, or discourage a third party from attempting to acquire control of us. You may not have the opportunity to participate in these transactions. These provisions could also limit the price that investors might be willing to pay in the future for equity interests in the Company. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of our common stock; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Provisions in our Second Amended and Restated Certificate of Incorporation could make it very difficult for an investor to bring any legal actions against us and our directors or officers and could require us to pay any amounts incurred by our directors or officers in any such actions.

Our Second Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, our directors shall not be personally liable for monetary damages for breach of fiduciary duties. Our Second Amended and Restated Certificate of Incorporation also allows us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect the value of our business.

Provisions in our Second Amended and Restated Certificate of Incorporation may limit our stockholders’ ability to obtain a favorable judicial forum.

Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents. It also provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim for or based on a breach of duty or obligation owed by any current or former director, officer or employee of ours to us or to our stockholders, including any claim alleging the aiding and abetting of such a breach; any action asserting a claim against us or any current or former director, officer or employee of ours arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws; or any action asserting a claim related to or involving us that is governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers or employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We will incur significant costs as a result of our operating as a public company and our management will be required to devote substantial time to compliance with the regulatory requirements placed on a public company.

As a public company with substantial operations, we incur significant legal, accounting and other expenses. The costs of preparing and filing annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”) and furnishing audited reports to stockholders will be time-consuming and costly.

It is also time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. Certain members of our management have limited or no experience operating a company whose securities are listed on a national securities exchange or with the rules and reporting practices required by the federal securities laws as applied to a publicly traded company. We may need to recruit, hire, train and retain additional financial reporting, internal control and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately. Any inability to report and file our financial results accurately and timely could harm our business and adversely affect the value of our business.

As a public company, we are required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. Even when such controls are implemented, management, including our Chief Executive Officer and Interim Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls and procedures will prevent all possible errors. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, measures of control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

We have identified material weaknesses in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements.

Our management has identified material weaknesses in our internal controls over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, in connection with the preparation of our quarterly report for the quarter ended September 30, 2018 we discovered immaterial errors in the amount of $1.7 million that resulted in revisions to prepaid inventory and cost of revenues over periods from January 1, 2017 through June 30, 2018, errors in the amount of $1.3 million that resulted in revisions to the three months ended June 30, 2018 inventory balance and cost of revenues and errors in the amount of $0.2 million that resulted in revisions to the six months ended June 30, 2018 customer prepayments, accrued sales tax and revenues. In connection with our quarterly report for the quarter ended March 31, 2018, we revised our 2017 year-end inventory balance and cost of revenues in the amount of $2.5 million. We continue to evaluate, design and work through the process of implementing controls and procedures under a remediation plan designed to address these material weaknesses. If our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our financial statements may contain material misstatements and we could be required to restate our financial results, which could lead to substantial additional costs for accounting and legal fees and stockholder litigation.

We may need to implement additional finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements.

We are required to comply with a variety of reporting, accounting and other rules and regulations. Compliance with existing requirements is expensive. As a public company, we are required to comply with additional regulations and other requirements. These and future requirements may increase our costs and require additional management time and resources. We may need to implement additional finance and accounting systems, procedures and controls to satisfy our reporting requirements. If our internal control over financial reporting is determined to be ineffective, such failure could cause investors to lose confidence in our reported financial information, negatively affect the value of our business, subject us to regulatory investigations and penalties, and could have a material adverse effect on our business.

Risks Relating to our Organizational Structure

Our only significant asset is our ownership of Purple LLC and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Class A Common Stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

We are a holding company and do not directly own any operating assets other than our ownership of interests in Purple LLC. We depend on Purple LLC for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, to pay any dividends, and to satisfy our obligations under the Tax Receivable Agreement. The earnings from, or other available assets of, Purple LLC may not be sufficient to make distributions or pay dividends, pay expenses or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement. Moreover, our debt covenants may not allow us to pay dividends.

We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our Class A Common Stock less attractive to investors.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years following the completion of our initial public offering in August 2015, although we could lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1.0 billion in non-convertible debt in a three year period or if the market value of our Common Stock held by non-affiliates meets or exceeds $700.0 million as of the last day of its second fiscal quarter before that time, in which case we would no longer be an emerging growth company as of the following fiscal year-end. If some investors find our Common Stock less attractive because we may rely on these exemptions, there may be a less active trading market for our Common Stock, and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to opt out of this extended transition period for implementing new or revised accounting standards, which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, we can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Future sales of our Class A Common Stock by our existing stockholders may cause our stock price to fall.

The market price of our Class A Common Stock could decline as a result of sales by our existing stockholders in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. In addition, subsequent public issuances of our stock would cause the interest of each current Purple Inc stockholder to be diluted.

In connection with the Closing of the Business Combination, some of our employees were granted incentive units as members of InnoHold, which together with Terry and Tony Pearce holds all of the outstanding shares of Class B Common Stock of the Company. On February 8, 2019, at the request of the Company’s Compensation Committee of the Board of Directors, InnoHold initiated a tender offer to each of its Class B unit holders to distribute to each a pro rata number of the paired Class B Units of Purple LLC and Class B Stock of Purple Inc held by InnoHold in exchange for the cancellation of their ownership interests in InnoHold. All InnoHold Class B unit holders accepted the offer, and each transaction is expected to close sometime soon after March 14, 2019. The closing of the transaction will be a taxable event for the recipients of paired Class B Units of Purple LLC and Class B Stock of Purple Inc, and such recipients, or the Company on their behalf, may need to exchange, subject to the exchange agreement among the Company, Purple LLC and InnoHold (the “Exchange Agreement”) and certain other conditions and restrictions, all or some of their securities into shares of Class A Common Stock and then liquidate those shares of Class A Common Stock in order to pay taxes assessed. Some of the participants receiving these equity incentives, including those who no longer work for the Company, may want to liquidate some or all of the equity distributed to them by InnoHold. Sales of such shares of Class A Common Stock may occur relatively close to each other in time, including during short windows of time when such employees are able to trade in the Company’s securities without violating the Company’s insider trading policy, and such consolidated trading in such short windows of time could result in downward pressure on the price of our Class A Common Stock.

Fluctuations in operating results, quarter to quarter earnings and other factors, including incidents involving Purple LLC’s clients and negative media coverage, may result in significant decreases in the price of our Class A Common Stock.

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our Class A Common Stock and, as a result, there may be significant volatility in the market price of our Class A Common Stock. If we are unable to operate our business as profitably as in the past or as our investors expect us to in the future, the market price of our Class A Common Stock will likely decline when it becomes apparent that the market expectations may not be realized. In addition to our operating results, many economic and seasonal factors outside of our control could have an adverse effect on the price of our Class A Common Stock and increase fluctuations in our quarterly earnings. These factors include certain of the risks discussed herein, operating results of other companies in the sleep and comfort products industry, changes in our financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, the possible effects of war, terrorist and other hostilities, adverse weather conditions, changes in general conditions in the economy or the financial markets or other developments affecting the sleep products industry.

We do not anticipate paying any cash dividends in the foreseeable future.

We intend to retain future earnings, if any, for use in the business or for other corporate purposes and do not anticipate that cash dividends with respect to our Class A Common Stock will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on our results of operations, financial position and such other factors as our board of directors, in its discretion, deems relevant. As a result, capital appreciation, if any, of our Class A Common Stock will be a stockholder’s sole source of gain for the foreseeable future. Moreover, our debt covenants may not allow us to pay dividends.

We are a “controlled company” within the meaning of NASDAQ rules and, as a result, are exempt from certain corporate governance requirements.

InnoHold holds capital stock representing a majority of our outstanding voting power. So long as InnoHold maintains holdings of more than 50% of the voting power of our capital stock, we will be a “controlled company” within the meaning of NASDAQ corporate governance standards. Under these standards, a company need not comply with certain corporate governance requirements, including:

●	the requirement that a majority of our board of directors consist of “independent directors” as defined under NASDAQ rules;

●	the requirement that we have a compensation committee that is composed entirely of independent directors;

●	the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, or otherwise have director nominees selected by vote of a majority of the independent directors; and

●	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

We intend to rely on certain of these exemptions, including exemptions from the rules that would otherwise require us to have a Nominating and Corporate Governance Committee and a Compensation Committee that is comprised entirely of independent directors. As a result, we do not have a Nominating and Corporate Governance Committee and our Compensation Committee is not comprised entirely of independent directors. While a controlled company is not required to have a majority of independent directors on its board of directors, our bylaws provide that our board of directors shall consist of a majority of independent directors unless otherwise determined by a unanimous vote of our board of directors. If we are no longer eligible to rely on the controlled company exception, we will comply with all applicable NASDAQ corporate governance requirements, but we will be able to rely on phase-in periods for certain of these requirements in accordance with NASDAQ rules. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all NASDAQ corporate governance requirements.

We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

To fund our operations and growth strategies, we may need to raise additional funds through various financing sources, including the sale of our equity securities and the procurement of commercial debt financing. We may be required to refinance our debt. In addition, we may also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, developing new and existing lines of business and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, there can be no assurance that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to expand or continue our business as desired or refinance existing debt, and operating results may be adversely affected. Under the terms of the Amended and Restated Credit Agreement, we are restricted in the amount and type of additional indebtedness we are entitled to incur, which may delay or prohibit the Company from obtaining additional indebtedness. Even if we procure new debt financing, such debt financing will increase expenses and must be repaid regardless of operating results and may involve restrictive covenants limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and our stockholders may experience additional dilution in net book value per share.

If the amount of capital we are able to raise from financing activities, together with revenues from operations, is not sufficient to satisfy our capital needs, we may be required to reduce or even cease operations.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to our operating performance and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our shares of Class A Common Stock are currently listed on NASDAQ. However, we cannot assure you that our Class A Common Stock will continue to be listed on NASDAQ in the future. In order to continue listing our Class A Common Stock on NASDAQ, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity and a minimum number of holders of our Class A Common Stock.

If NASDAQ delists our Class A Common Stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our Class A Common Stock continues to be listed on NASDAQ, our Class A Common Stock will be a covered security. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

Purple LLC’s level of indebtedness could adversely affect Purple LLC’s and the Company’s ability to meet its obligations under its indebtedness, react to changes in the economy or its industry and to raise additional capital to fund operations.

As of December 31, 2018, Purple LLC had total debt of $26.7 million outstanding, comprised of $26.6 million outstanding under the Credit Agreement and $0.1 million in capital lease obligations. On February 26, 2019, an additional $10.0 million in debt was incurred upon the closing of the Amended and Restated Credit Agreement. As of March 14, 2019, approximately $36.7 million is outstanding under the Amended and Restated Credit Agreement. Our level of indebtedness could have important consequences to stockholders. For example, it could:

●	make it more difficult to satisfy our obligations with respect to our indebtedness, resulting in possible defaults on, and acceleration of, such indebtedness;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to payments on indebtedness, thereby reducing the availability of such cash flows to fund working capital, capital expenditures and other general corporate requirements or to carry out other aspects of its business;

●	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements or to carry out other aspects of its business;

●	limit our ability to make material acquisitions or take advantage of business opportunities that may arise; and

●	place us at a potential competitive disadvantage compared to its competitors that have less debt.

We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility.

Future operating flexibility is limited in significant respects by the restrictive covenants in the Amended and Restated Credit Agreement, and we may be unable to comply with all covenants in the future.

The Amended and Restated Credit Agreement imposes restrictions that could impede Purple LLC’s and the Company’s ability to enter into certain corporate transactions, as well as increases our vulnerability to adverse economic and industry conditions, by limiting our flexibility in planning for, and reacting to, changes in our business and industry. These restrictions will limit our ability to, among other things:

●	make capital expenditures in excess of $20 million;

●	incur capital lease obligations in excess of $10 million;

●	enter into future asset-based loans in excess of $10 million;

●	guarantee additional debt;

●	pay dividends on capital stock or redeem, repurchase, retire or otherwise acquire any capital stock;

●	make certain payments, dividends, distributions or investments; and

●	merge or consolidate with other companies or transfer all or substantially all of Purple LLC’s assets, other than with respect to the Business Combination.

In addition, the Amended and Restated Credit Agreement contains certain negative covenants that restrict the incurrence of indebtedness unless certain incurrence-based financial covenant requirements are met. The restrictions may prevent Purple LLC and the Company from taking actions that we believe would be in the best interests of the business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Purple LLC’s ability to comply with these restrictive covenants in future periods will largely depend on its ability to successfully implement its overall business strategy. The breach of any of these covenants or restrictions could result in a default, which could result in the acceleration of Purple LLC’s debt. In the event of an acceleration of Purple LLC’s debt, Purple LLC could be forced to apply all available cash flows to repay such debt, which would reduce or eliminate distributions to us, which could also force us into bankruptcy or liquidation.

We could issue additional preferred stock without stockholder approval with the effect of diluting then current stockholder interests, impairing their voting rights and potentially discouraging a takeover that stockholders may consider favorable.

Pursuant to our amended and restated certificate of incorporation, the board of directors of the Company has the ability to authorize the issuance of up to five million shares of preferred stock at any time and from time to time, with such terms and preferences as the board determines and without any stockholder approval other than as may be required by NASDAQ rules. The issuance of such shares of preferred stock could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of such preferred stock could also be used as a method of discouraging, delaying or preventing a change of control.

Tax Risks Relating to our Structure

Although we may be entitled to tax benefits relating to additional tax depreciation or amortization deductions as a result of the tax basis step-up we receive in connection with the exchanges of Class B Units into our Class A Common Stock and related transactions, we will be required to pay InnoHold 80% of these tax benefits under the Tax Receivable Agreement.

InnoHold and other owners may, subject to certain conditions and transfer restrictions, exchange their Class B Units and shares of Class B Common Stock for shares of Class A Common Stock pursuant to the Exchange Agreement. The deemed exchanges in the Business Combination and any exchanges pursuant to the Exchange Agreement, are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of Purple LLC. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future, although the Internal Revenue Service (“IRS”) or any applicable foreign, state or local tax authority may challenge all or part of that tax basis increase, and a court could sustain such a challenge. As of December 31, 2018, there have been no exchanges of Class B Units and shares of Class B Common Stock for shares of Class A Common Stock.

In connection with the Business Combination, we entered into the Tax Receivable Agreement, which generally provides for the payment by us to exchanging holders of Class B Units and shares of Class B Common Stock of 80% of certain tax benefits, if any, that we realize as a result of these increases in tax basis and of certain other tax benefits related to entering into the Tax Receivable Agreement, including income or franchise tax benefits attributable to payments under the Tax Receivable Agreement. These payment obligations pursuant to the Tax Receivable Agreement are the obligation of the Company and not of Purple LLC. The actual increase in our allocable share of the Company’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of shares of our Common Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income. Because none of the foregoing factors are known at this time, we cannot determine the amounts (if any) that would be payable under the Tax Receivable Agreement. However, we expect that as a result of the possible size and frequency of the exchanges and the resulting increases in the tax basis of the tangible and intangible assets of Purple LLC, the payments that we expect to make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of the Company by the holders of units.

InnoHold and other owners of the securities will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against payments otherwise to be made, if any, after the determination of such excess. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.

In certain cases, payments under the Tax Receivable Agreement may be accelerated or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement provides that, in the event that we exercise our right to early termination of the Tax Receivable Agreement, or in the event of a change of control of the Company or we are more than 90 days late in making of a payment due under the Tax Receivable Agreement, the Tax Receivable Agreement will terminate, and we will be required to make a lump-sum payment to InnoHold and other owners of similar securities equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income. The change of control payment to InnoHold and the other owners could be substantial and could exceed the actual tax benefits that we receive as a result of acquiring units from other owners of Purple LLC because the amounts of such payments would be calculated assuming that we would have been able to use the potential tax benefits each year for the remainder of the amortization periods applicable to the basis increases, and that tax rates applicable to us would be the same as they were in the year of the termination.

Decisions made in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the other holders of Class B Units and shares of Class B Common Stock under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of holders of Class B Units and shares of Class B Common Stock to receive payments under the Tax Receivable Agreement.

There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement or if distributions to us by Purple LLC are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes and other expenses. Furthermore, our obligations to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the Tax Receivable Agreement. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise which may have a material adverse effect on our financial condition.

We may not be able to realize all or a portion of the tax benefits that are expected to result from the acquisition of Units from Purple LLC Class B Unitholders.

Pursuant to the Tax Receivable Agreement, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple LLC’s assets as a result of (i) the Business Combination and (ii) the exchange of (a) the Class B Units and (b) the Class B Common Stock, in each case that were received in connection with the Business Combination, for shares of Class A Common Stock pursuant to the Exchange Agreement and (B) certain other related transactions with InnoHold in connection with the Business Combination. The amount of any such tax savings attributable to the payment of cash to InnoHold in connection with the Business Combination and the exchanges contemplated by the Exchange Agreement will be paid 80% to InnoHold and other owners of such securities and retained 20% by the Company. Any such amounts payable will only be due once the relevant tax savings have been realized by the Company. Our ability to realize, and benefit from, these tax savings depends on a number of assumptions, including that we will earn sufficient taxable income each year during the period over which the deductions arising from any such basis increases and payments are available and that there are no adverse changes in applicable law or regulations. If our actual taxable income were insufficient to fully utilize such tax benefits or there were adverse changes in applicable law or regulations, we may be unable to realize all or a portion of these expected benefits and our cash flows and stockholders’ equity could be negatively affected.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	costs related to intercompany restructurings; and

●	changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Statements in this this prospectus and the documents incorporated by reference herein and therein that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for Purple Innovation, Inc. (the “Company” or “Purple”). Forward-looking statements may include statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are made only as of the date thereof. It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods.

USE OF PROCEEDS

All of the shares of Class A Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $15 million from the exercise of Resold Warrants, assuming the exercise in full of all of the Resold Warrants for cash. We expect to use the net proceeds from the exercise of the Resold Warrants for general corporate purposes.

We will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accountants.

Determination of offering price

There is no established public trading market for the Warrants, and we do not expect trading markets to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or recognized trading system. The exercise price of the Warrants was determined based on the trading price of the Company’s Class A Common Stock when the Company agreed to issue the Warrants.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our certificate of incorporation in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our authorized capital stock consists of 300 million shares of common stock, including 210 million shares of Class A Common Stock, par value of $0.0001 per share and 90 million shares of Class B Common Stock, par value of $0.0001 per share, and five million shares of undesignated preferred stock, $0.0001 par value per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of March 25, 2019, there were 53,801,954 shares of common stock outstanding, including 9,730,636 shares of Class A Common Stock, held of record by approximately twenty-one stockholders of record, and 44,071,318 shares of Class B Common Stock, held by approximately three stockholders of record, no shares of preferred stock outstanding and 30,953,240 warrants, including the Warrants, outstanding held of record by approximately 21 holders of warrants. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

The following is a summary of the rights of our common and preferred stock and some of the provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our outstanding warrants, our registration rights agreements and the Delaware General Corporation Law. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, the warrant and registration rights agreements, as well as the relevant provisions of the Delaware General Corporation Law.

Common Stock

Class A Common Stock

Holders of Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our common shares that are voted is required to approve any such matter voted on by our stockholders. Directors are elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our common stock. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of Class A Common Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights, other than as described below in the section entitled “Preemptive or Other Rights.” There are no sinking fund provisions applicable to the common stock.

Class B Common Stock

Holders of Class B Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our common shares that are voted is required to approve any such matter voted on by our stockholders. Directors are elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our common stock. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

The Class B Common Stock is not entitled to receive dividends, if declared by the Board, or to receive any portion of any such assets in respect of their shares upon liquidation, dissolution, distribution of assets or winding-up of the Company in excess of the par value of such stock. In addition, the Class B Common Stock may only be issued to and held by InnoHold and its permitted transferees (collectively, the “Permitted Holders”).

At any time Purple LLC issues a Class B Unit to a Permitted Holder, the Company will issue a share of Class B Common Stock to such Permitted Holder. Upon the exchange of a Class B Unit pursuant to the Exchange Agreement for a share of Class A Common Stock, the corresponding share of Class B Common Stock will be automatically cancelled for no consideration. Shares of Class B Common Stock may only be transferred to a person other than the Company or Purple LLC if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee.

Founder Shares

2,587,500 of our outstanding shares of Class A Common Stock were sold to Global Partner Sponsor I LLC (the “Sponsor”) in our initial public offering. These “Founder Shares” are identical to the shares of Class A Common Stock sold in our initial public offering, and holders of these shares have the same stockholder rights as public stockholders, except that the Founder Shares are subject to certain transfer restrictions described below.

In connection with the closing of the Business Combination, the Company, Continental Stock Transfer and the Coliseum Investors entered into an Agreement to Assign Founder Shares (the “Founder Share Assignment Agreement”), pursuant to which the Sponsor assigned to the Coliseum Investors an aggregate of 1,293,750 of its Founder Shares (the “Coliseum Founder Shares”).

The Sponsor agreed to subject 646,876 shares of Class A Common Stock owned by it to vesting and forfeiture based on the Class A Common Stock price performance of the post-Business Combination company over eight years following consummation of the Business Combination (the “Vesting Period”). These shares will vest and no longer be subject to forfeiture on the first day the closing price of the Class A Common Stock is at or above $12.50 (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days over a 30 trading day period immediately preceding such day during the Vesting Period. In addition, these shares will immediately vest upon a change of control or liquidation of the Company or certain other events. Any shares that do not vest during the Vesting Period will be forfeited by the Sponsor at the expiration of the Vesting Period. The Sponsor will continue to be entitled to voting rights and dividends on these shares until vesting. The Coliseum investors also agreed to subject 646,876 of their Coliseum Founder Shares to the same vesting and forfeiture conditions described above.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock and Class B Common Stock have exclusive voting power for the election of directors and all other matters requiring stockholder action. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Warrants

Warrants Registered in this Offering

In connection with the Closing and Purple LLC’s entry into the Amended and Restated Credit Agreement, the Company issued to CCP and Blackwell, as the Lenders that provided an additional $10.0 million in loans upon the closing of the Amended and Restated Credit Agreement, the Warrants on the terms described below.

General. Each Warrant entitles the registered holder to purchase one share of the Company’s Class A Common Stock at a price of $5.74 per share, subject to adjustment as discussed below. The Warrants expire on February 26, 2024, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Exercise. The Warrants may be exercised by providing an executed notice of exercise form accompanied by full payment of the exercise price or on a cashless basis, if applicable. The holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders generally. Upon 20 days’ prior written notice, the Company may, in its sole discretion, decrease the exercise price of the Warrants at any time prior to the expiration of the Warrants for a period of not less than 20 business days. In no event shall the exercise price be lowered by the Company to be less than $1.00.

Redemption Right. Once the Warrants become exercisable, the Company may call the Warrants for redemption in whole and not in part at a price of $0.01 per share of Class A Common Stock issuable upon exercise of the Warrants upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder, provided that this redemption right is only available if the reported last sale price of the Class A Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrantholders. If the Company calls the Warrants for redemption, it will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis” by which the holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

Beneficial Ownership Limitation. The warrantholders may elect to be subject to a requirement that such warrantholder will not have the right to exercise its Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 9.8% (as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Protection. If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “fair market value” means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described in the paragraph above or (b) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described in the paragraphs above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

Fundamental Transaction; Exercise Price Adjustment. In the event of a “fundamental transaction” the holder will have the right to purchase and receive the same kind and amount of consideration receivable by the stockholders of the Company in such fundamental transaction. The Company will cause the surviving company in a fundamental transaction to assume the obligations of the Company under the Warrants. In addition, the holder may elect to either (i) have the exercise price of the warrant reduced by the Black-Scholes value of the Warrants (as set forth in the Warrants) or (ii) cause the Company or its successor to repurchase all or a portion of the Warrants at the Black-Scholes value (as set forth in the Warrants). For purposes of the Warrants, a “fundamental transaction” includes, subject to certain exceptions, any reclassification or reorganization of the Company, any merger or consolidation of the Company with or into another corporation, any merger or consolidation with (but not into) another corporation in which the stockholders of the Company immediately prior to the merger or consolidation own less than a majority of the outstanding stock of the surviving entity, any sale or conveyance of all or substantially all of the assets or other property of the Company, and any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) consummates a tender, exchange or redemption offer after which such group beneficially owns more than 50% of the outstanding shares of Class A Common Stock of the Company.

Additionally, the exercise price of the warrant will be reduced by the Black-Scholes value of the Warrants (as set forth in the Warrants) in the event (a) any person (other than the holders of the  Warrants and their affiliates), together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such person is a part, and together with any affiliate or associate of such person (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, becomes the beneficial owner, directly or indirectly, through purchase, merger or other acquisition transaction or series of transactions, securities of the Company entitling such person or group to exercise 25% or more of the total voting power of all voting securities of the Company, (b) Tony Pearce or Terry Pearce individually or together cease beneficially to own at least 50% of the voting securities of the Company, or (c) the Board ceases to be comprised of a majority of independent directors (as defined under NASDAQ rules) for a period of longer than 60 consecutive days.

Amendments. The Warrants provide that the terms of the Warrants may be amended only in a writing signed by the Company and the holder.

The issuance of the Warrants does not affect the rights of our existing security holders, other than with respect to potential dilution as a result of an increase in the number of shares of Class A Common Stock outstanding if the Lenders exercise the Warrants.

Public Warrants and Sponsor Warrants

There were 15,525,000 warrants (the “Public Warrants”) issued in the initial public offering of Global Partner Acquisition Corp. (the predecessor to the Company) and 12,815,000 warrants (the “Sponsor Warrants”) issued in a private placement simultaneously with such initial public offering. The Public Warrants and Sponsor Warrants have the same terms. In March 2018 the Public Warrants and Sponsor Warrants began trading together as publicly traded warrants under the same trading symbol and CUSIP. The terms of the Public Warrants and Sponsor warrants are described below.

Public Warrants

Each whole warrant entitles the registered holder to purchase one-half of one share of our Class A Common Stock at a price of $5.75 per half share ($11.50 per full share), subject to adjustment as discussed below, at any time after March 4, 2018. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of the Class A Common Stock. For example, if a warrantholder holds one warrant to purchase one-half of a share of Class A Common Stock, such warrant will not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share of the Class A Common Stock. Warrants must be exercised for a whole share. The warrants will expire February 2, 2023, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

We agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we would use our best efforts to file with the SEC the registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. That registration statement was filed within fifteen (15) business days of the Business Combination. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

●	if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $24.00 redemption trigger price as well as the $5.75 (for each half share) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of our Class A Common Stock to be issued to the warrant holder.

Sponsor Warrants

Pursuant to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, for so long as the Sponsor or a permitted transferee of the Sponsor holds Sponsor Warrants, such holder may exercise the Sponsor Warrants on a cashless basis. If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. In connection with the Baleen Investment and the Coliseum Private Placement and Coliseum Credit Agreement, the Sponsor assigned to the Coliseum Investors, Coliseum Co-Invest Debt Fund, L.P., and the Baleen Investors an aggregate of 9,532,500 Sponsor Warrants to purchase 4,766,250 shares of Class A Common Stock. After giving effect to such assignment, the Sponsor holds 3,282,500 Sponsor Warrants to purchase 1,641,250 shares of Class A Common Stock.

The Public Warrants and the Sponsor Warrants (including the Sponsor Warrants assigned to the Coliseum Investors, Coliseum Co-Invest Debt Fund, L.P., and the Baleen Investors) are subject to that certain Warrant Agreement, dated July 29, 2015, between Continental Stock Transfer & Trust Company and the Company.

Registration Rights

Lender Registration Rights Agreement

In connection with the Closing and Purple LLC’s entry into the Amended and Restated Credit Agreement, the Company entered into a Registration Rights Agreement with CCP and Blackwell (the “Registration Rights Agreement”) providing for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the Warrants and the shares of Class A Common Stock underlying the Warrants, subject to customary terms and conditions. The Registration Rights Agreement entitles the warrantholders to demand registration of these securities and also to piggyback on the registration of Company securities by the Company and other existing Company securityholders.

The Registration Rights Agreement provides that on or prior to March 29, 2019, the Company will be required to prepare and file with the Securities and Exchange Commission pursuant to Rule 415 of the Securities Act a registration statement to register the resale of the Warrants and the shares of Class A Common Stock underlying the Warrants.

InnoHold Registration Rights Agreement

On February 2, 2018, in connection with the Closing, the Company entered into a Registration Rights Agreement with InnoHold and the Parent Representative (the “InnoHold Registration Rights Agreement”). Under the InnoHold Registration Rights Agreement, InnoHold holds registration rights that obligate the Company to register for resale under the Securities Act, all or any portion of the Equity Consideration (including Class A Common Stock issued in exchange for the equity consideration received in the Business Combination) (the “Registrable Securities”) so long as such shares are not then restricted under the Lock-Up Agreement. InnoHold is entitled to make a written demand for registration under the Securities Act of all or part of its Registrable Securities (up to a maximum of three demands in total), so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Company shall give notice to InnoHold as to the proposed filing and offer InnoHold an opportunity to register the sale of such number of Registrable Securities as requested by InnoHold in writing. In addition, subject to certain exceptions, InnoHold is entitled under the Registration Rights Agreement to request in writing that the Company register the resale of any or all of its Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement, the Company agreed to indemnify InnoHold and certain persons or entities related to InnoHold, such as its officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and InnoHold agreed to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions in those documents.

Dividends

Subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of the Class A Common Stock will be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor, and will share equally on a per share basis in such dividends and distributions. Holders of Class B Common Stock are not entitled to share in any such dividends or other distributions.

Liquidation, Dissolution and Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Class A Common Stock will be entitled to receive all remaining assets of the Company available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied. Holders of the Class B Common Stock will not be entitled to receive any portion of any such assets of the Company in excess of the par value of such stock in respect of their shares of Class B Common Stock.

Preemptive or Other Rights

On February 1, 2018 the Company entered into a subscription agreement (the “Coliseum Subscription Agreement”) with CCP and Blackwell (together the “Coliseum Investors”), pursuant to which CCP agreed to purchase from the Company 2,900,000 shares of Class A Common Stock of the Company at a purchase price of $10.00 per share and Blackwell agreed to purchase from the Company 1,100,000 shares of Class A Common Stock of the Company at a purchase price of $10.00 per share (the “Coliseum Private Placement”). The shares of the Company’s common stock issued in the Coliseum Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

In connection with the Coliseum Private Placement, we granted to the Coliseum Investors preemptive rights for the future sale of Company securities. So long as the Coliseum Investors hold at least 50% of the shares of Class A Common Stock acquired in the Coliseum Private Placement, the Coliseum Investors are entitled to purchase up to their pro rata share of all equity securities issued by the Company, subject to certain exceptions.

In addition, the Coliseum Subscription Agreement provides the Coliseum Investors (and any other funds or accounts managed by Coliseum Capital Management, LLC) with a right of first refusal to provide all, but not less than all, of any of the following financings by the Company or any of its subsidiaries: (i) preferred equity financing with a preference to or over any of the terms of the Company’s common stock and (ii) any debt financing with a principal amount outstanding (together with all other debt provided by lender or group of lenders) greater than or equal to $10 million, other than (x) the replacement or refinancing of existing indebtedness or (y) an asset based loan on customary terms with an all in interest rate of not greater than 5% per year, by the Company or any of its subsidiaries.

Other than the Coliseum Investors, stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Class A Common Stock and Class B Common Stock.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “merger” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Transfer Agent and Registrar

Our transfer agent and registrar is Philadelphia Stock Transfer, Inc., 2320 Haverford Rd., Suite 230, Ardmore, Pennsylvania 19003. Their telephone number is (484) 416-3124.

Listing of Securities

Our Class A Common Stock is listed on NASDAQ under the symbol “PRPL.”

There is no established public trading market for the Warrants or the Resold Warrants. We do not intend to apply for listing of the Warrants or the Resold Warrants on any securities exchange or recognized trading system.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Class A Common Stock and Warrants covered by this prospectus. This prospectus relates to (i) the possible resale (a) by the Selling Stockholders of up to 2,613,240 shares of Class A Common Stock issuable upon the exercise of the Warrants; and (b) by the Selling Warrantholders of up to 2,613,240 Warrants and (ii) the issuance of 2,613,240 shares of Class A Common Stock upon the exercise by third parties of Resold Warrants.

The following tables set forth, as of the date of this prospectus, the name of the Selling Stockholders and Selling Warrantholders for which we are registering Class A Common Stock and Warrants, respectively, and the aggregate number of shares of Class A Common Stock and Warrants that the Selling Stockholders and Selling Warrantholders may offer pursuant to this prospectus. In calculating percentages of shares of Class A Common Stock beneficially owned by a particular holder, in accordance with SEC rules, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular holder’s Warrants, if any, and did not assume exercise of any other holder’s Warrants.

We cannot advise you as to whether the Selling Stockholders or Selling Warrantholders will in fact sell any or all of such Class A Common Stock and Warrants. In addition, the Selling Stockholders and Selling Warrantholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock and the Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the tables below, however, we have assumed that after termination of this offering none of the securities offered by this prospectus will be beneficially owned by the Selling Securityholders, and we have further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering.

Selling Stockholder and Selling Warrantholder information for each additional Selling Stockholder or Selling Warrantholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares or Selling Warrantholder’s warrants pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder or Selling Warrantholder and the number of shares or warrants registered on its behalf. A Selling Stockholder or Selling Warrantholder may sell all, some or none of such shares or warrants, respectively, in this offering. See “Plan of Distribution.”

Class A Common Stock

Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Before the Offering(1)		Shares of Class A Common Stock to be Sold in the Offering	Shares of Class A Common Stock Beneficially Owned After the Offering	Percentage of Class A Common Stock Beneficially Owned After the Offering(6)
Coliseum Capital Partners, L.P. (3)	8,769,651	(2)(5)	2,048,780	6,720,871	47.4%
Blackwell Partners LLC – Series A(3)	3,115,748	(4)(5)	564,460	2,551,288	22.8%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
(2)	Consists of (i) 4,320,823 shares of Class A Common Stock, of which 468,817 shares of Class A Common Stock are subject to a lock-up period, vesting and/or forfeiture in accordance with the terms described below, (ii) 1,370,668 shares of Class A Common Stock that could be obtained upon exercise of 2,741,337 private placement warrants, (iii) 1,029,380 shares of Class A Common Stock that could be obtained upon exercise of 2,058,761 publicly traded warrants, and (iv) 2,048,780 shares of Class A Common Stock that could be obtained upon exercise of 2,048,780 Warrants.
(3)	Adam Gray, a director of the Company, and Christopher Shackelton are (i) the managers of Coliseum Capital, LLC, which is the general partner of CCP and (ii) managers of Coliseum Capital Management, LLC, which is the investment advisor to CCP and the attorney-in-fact of Blackwell. Messrs. Gray and Shackelton share voting and dispositive control over the securities held by CCP and Blackwell. In addition, Messrs. Gray and Shackelton share beneficial ownership of shares of Class A Common Stock through certain other entities affiliated with Coliseum Capital Partners, L.P. and Blackwell Partners LLC – Series A. In the aggregate, Messrs. Gray and Shackelton share beneficial ownership of 12,885,399 shares of Class A Common Stock before the offering and will share beneficial ownership of 10,272,159 (61.7%) of the shares of Class A Common Stock after the offering, assuming the sale of all shares of Class A Common Stock offered by this prospectus.
(4)	Consists of (i) 1,637,949 shares of Class A Common Stock, of which 178,057 shares of Class A Common Stock are subject to a lock-up period, vesting and/or forfeiture in accordance with the terms described below, (ii) 520,581 shares of Class A Common Stock that could be obtained upon exercise of 1,041,163 private placement warrants, (iii) 392,758 shares of Class A Common Stock that could be obtained upon exercise of 785,517 publicly traded warrants, and (iv) 564,460 shares of Class A Common Stock that could be obtained upon exercise of 564,460 Warrants.
(5)	The shares of Class A Common Stock subject to vesting will be forfeited eight years from February 2, 2018, unless any of the following events (each a “Triggering Event”) occurs prior to that time:(i) the closing price of the Class A Common Stock on the principal exchange on which it is listed is at or above $12.50 for 20 trading days over a thirty trading day period (subject to certain adjustments), (ii) a change of control of the Company, (iii) a “going private” transaction by the Company pursuant to Rule 13e-3 under the Exchange Act or such other time as the Company ceases to be subject to the reporting obligations under Section 13 or 15(d) of the Exchange Act, or (iv) the time that the Class A Common Stock ceases to be listed on a national securities exchange. Such shares of Class A Common Stock will no longer be subject to forfeiture upon the occurrence of a Triggering Event.
(6)	Assumes the exercise and sale of the Class A Common Stock underlying the Warrants.

Warrants

Name of Selling Warrantholder	Number of Warrants Beneficially Owned Prior to the Offering	Number of Warrants to be Sold Pursuant to this Prospectus	Number of Warrants Beneficially Owned After the Offering	Percentage of Warrants Beneficially Owned After the Offering
Coliseum Capital Partners, L.P.(1)	2,048,780	2,048,780	-	-
Blackwell Partners LLC – Series A(1)	564,460	564,460	-	-

(1)	Adam Gray, a director of the Company, and Christopher Shackelton are (i) the managers of Coliseum Capital, LLC, which is the general partner of CCP and (ii) managers of Coliseum Capital Management, LLC, which is the investment advisor to CCP and the attorney-in-fact of Blackwell. Messrs. Gray and Shackelton share voting and dispositive control over the securities held by CCP and Blackwell. The business address of each of CCP, Blackwell, Mr. Gray and Mr. Shackelton is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

PLAN OF DISTRIBUTION

Resale of Common Stock and Warrants

We are registering (i) up to 2,631,240 shares of our Class A Common Stock for possible sale by the Selling Stockholders, (ii) up to 2,631,240 Warrants for possible resale by the Selling Warrantholders and (iii) up to 2,631,240 shares of Class A Common Stock underlying our Warrants issuable upon the exercise by third parties of Resold Warrants.

The shares of Class A Common Stock and the Warrants covered by this prospectus may be offered and sold from time to time by the Selling Stockholders and Selling Warrantholders, respectively. The terms “Selling Stockholders” and “Selling Warrantholders” include donees, pledgees, transferees or other successors in interest selling shares or warrants, respectively, received after the date of this prospectus from a Selling Stockholder or Selling Warrantholder as a gift, pledge, partnership distribution or other non-sale related transfer. The Selling Stockholders and Selling Warrantholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders and Selling Warrantholders may sell their shares or warrants, respectively, by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of NASDAQ;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions; and

●	through a combination of any of the above methods of sale.

In addition, any shares or warrants that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Class A Common Stock, the Warrants or otherwise, the Selling Stockholders or Selling Warrantholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Class A Common Stock or Warrants in the course of hedging the positions they assume with Selling Stockholders or Selling Warrantholders. The Selling Stockholders or Selling Warrantholders may also sell the Class A Common Stock or Warrants short and redeliver the shares of Class A Common Stock or Warrants to close out such short positions. The Selling Stockholders or Selling Warrantholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Class A Common Stock or Warrants offered by this prospectus, which shares of Class A Common Stock or Warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders or Selling Warrantholders may also pledge shares of Class A Common Stock or Warrants to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares of Class A Common Stock or Warrants pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder or Selling Warrantholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or Selling Warrantholder or borrowed from any Selling Stockholder, Selling Warrantholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder or Selling Warrantholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder or Selling Warrantholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders or Selling Warrantholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders or Selling Warrantholders in amounts to be negotiated immediately prior to the sale.

In offering the shares of Class A Common Stock or Warrants covered by this prospectus, the Selling Stockholders and Selling Warrantholders and any broker-dealers who execute sales for the Selling Stockholders or Selling Warrantholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders or Selling Warrantholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares and Warrants must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, it is possible that in certain states the shares of Class A Common Stock or Warrants may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders and the Selling Warrantholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares and Warrants in the market and to the activities of the Selling Stockholders, Selling Warrantholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders and Selling Warrantholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders and Selling Warrantholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of Class A Common Stock or Warrants is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of Class A Common Stock or Warrants being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Stockholders and Selling Warrantholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, or other federal or state law.

We have agreed with the Selling Stockholders and Selling Warrantholders to use our best efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (ii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding or (d) such securities are freely saleable under Rule 144 without volume limitations or manner-of-sale restrictions and without the need for current public information pursuant to Rule 144 (including Rule 144(i)(2)) as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the affected investors, as reasonably determined by the Company, upon the advice of counsel to the Company.

Exercise of Warrants

The Warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date, as set forth in the Warrants, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. If the Company calls the Warrants for redemption, it will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis” by which the holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

No fractional shares will be issued upon the exercise of the Warrants. If, upon the exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number the number of shares of common stock to be issued to such holder.

LEGAL MATTERS

The validity of the securities covered by this prospectus has been passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for the years then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.purple.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13G with respect to our securities filed on behalf of InnoHold, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 14, 2019;

●	our Current Reports on Form 8-K filed with the SEC on January 14, 2019, January 31, 2019, February 27, 2019 and March 18, 2019;

●	the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on July 29, 2015, including any amendment or report filed for the purpose of updating such description; and

●	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-37540) after the date of this prospectus and before the termination of the offering contemplated hereby.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, excluding, in each case, information deemed furnished and not filed.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website (www.purple.com), or by writing or telephoning us at the following address:

Purple Innovation, Inc.

123 East 200 North

Alpine, Utah 84004

(801) 756-2600

Purple Innovation, Inc.

2,613,240 Shares of Class A Common Stock

2,613,240 Warrants to Purchase Shares of Class A Common Stock

  2,613,240 Shares of Class A Common Stock Issuable upon Exercise of Resold Warrants

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the offering of the securities being registered, all of which will be paid by Purple Innovation, Inc. All amounts are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

Amount
SEC registration fee	$3,240.09
Printing and engraving expenses	--
Legal fees and expenses	10,000
Accounting fees and expenses	7,500
Transfer agent and registrar fees and expenses	5,000
Miscellaneous	15,000
Total	$40,740.09

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or otherwise as a matter of law.

Item 16.	Exhibits.

The Index to Exhibits is hereby incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

The following exhibits are included or incorporated by reference in this registration statement on Form S-3 (certain documents have been previously filed with the SEC pursuant to the Exchange Act by Purple Innovation, Inc. (Commission File Number 001-37523):

Exhibit Number	Exhibit Title

2.1#	Agreement and Plan of Merger, dated November 2, 2017, by and among Global Partner Acquisition Corp., PRPL Acquisition, LLC, Purple Innovation, LLC, InnoHold, LLC and Global Partner Sponsor I LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on November 3, 2017)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated January 8, 2018, by and among Global Partner Acquisition Corp., Purple Innovation, LLC, PRPL Acquisition, LLC and other parties named therein (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on January 8, 2018)

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated May 14, 2018, by and among Purple Innovation, Inc., Purple Innovation, LLC, Global Partner Sponsor I LLC and InnoHold, LLC (incorporated by reference to Exhibit 2.2 to the Quarterly Report on Form 10-Q (File No. 001-37523) filed with the SEC on May 15, 2018)

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

4.3	Registration Rights Agreement dated February 26, 2019 between and among Purple Innovation, Inc., Coliseum Capital Partners, L.P., Blackwell Partners LLC – Series A and Coliseum Co-Invest Debt Fund, L.P. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 27, 2019)

4.4	Form of Warrant (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 27, 2019)

5.1*	Opinion of Dorsey & Whitney LLP

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to the Registration Statement)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

*	Filed herewith.
#	Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpine, Utah on March 26, 2019.

PURPLE INNOVATION, INC.

/s/ Joseph B. Megibow
Name:	Joseph B. Megibow
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Megibow and Casey McGarvey and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ Joseph B. Megibow Joseph B. Megibow	Chief Executive Officer (Principal Executive Officer) and Director	March 26, 2019

/s/ Craig Phillips Craig Phillips	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 26, 2019

/s/ Terry V. Pearce Terry V. Pearce	Director	March 26, 2019

/s/ Tony M. Pearce Tony M. Pearce	Director	March 26, 2019

/s/ Pano Anthos Pano Anthos	Director	March 26, 2019

/s/ Gary DiCamillo Gary DiCamillo	Director	March 26, 2019

/s/ Adam Gray Adam Gray	Director	March 26, 2019

/s/ Claudia Hollingsworth Claudia Hollingsworth	Director	March 26, 2019

/s/ Gary Kiedaisch Gary Kiedaisch	Director	March 26, 2019